U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MY PERSONAL SALON, INC.
(Name of small business issuer in its charter)

Delaware	7231	13-4137925
(State of other jurisdiction of	(Primary Standard Industrial	(I.R.S.Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1407 Broadway, Suite 1206	1407 Broadway, Suite 1206
New York, NY 10018	New York, NY 10018
(917)777-0790	(917)777-0790
(Address and telephone number of principal executive office)	(Address and telephone number of principal executive office)

National Registered Agents
9 East Lookerman Street
Dover, Delaware 19901
(302) 674-4069
(Name, address and telephone number of agent for service)

COPIES TO:
Thomas M. Jones, Esq.
5405 Alton Parkway, Suite 5A-483
Irvine, CA 92604
(949) 975-1199

Approximate Date of Proposed Sale to the Public.
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	PROPOSED MAXIMUM NUMBER OF SHARES TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	AMOUNT OF AGGREGATE OFFERING PRICE	REGISTRATION FEE
Common Stock, $0.0001 par value	6,000,000 (2)	$0.10	$600,000	$150
Total	6,000,000 (2)	$0.10	$600,000	$150

1)
Estimated solely for thepurpose of calculating the amount of the registration fee pursuant to Rule 457(c) and based upon the estimated average of the bid and asked prices for the common stock on the OTC Bulletin Board on the effective date.
2)
Represents 2,000,000 shares to be sold from time to time by CorpHQ Inc; 1,950,000 shares in aggregate to be sold from time to time by Steven Crane; VJ Design; TANDA Marketing; and Jessica Temelden; 718,558 shares to be sold from time to time by Virtual Internet Services, Inc. and 1,331,442 shares to be sold from time to time by 47 other Selling Stockholders.

The Registrant shall file an amendment, which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS
MY PERSONAL SALON INCORPORATED
6,000,000 SHARES OFCOMMON STOCK
($0.0001 PAR VALUE)

THE OFFERING:

This registration statement relates to the possible sale, from time to time, by certain stockholders of My Personal Salon, Inc. of up to 6,000,000 shares of common stock of My Personal Salon, Inc. My Personal Salon, Inc. will not receive any of the proceeds from the sale of shares by the selling shareholders.

These shares include 2,000,000 shares to be sold from time to time by CorpHQ,Inc., ("CorpHQ"); an aggregate of 1,950,000 shares to be sold from time to time by Steven Crane, VJ Design, TANDA Marketing, and Jessica Temelden (collectively referred to herein as the "Subcontractors"); 718,558 shares to be sold from time to time by Virtual Internet Services, Inc., ("VIS"); and 1,331,442 shares to be sold from time to time by 47 other stockholders. See "Selling Stockholders" on page 9.

We havelimited operations and capital. Prior to the offering of the shares as described herein, there has been no market for the securities of My Personal Salon, Inc. and we make no assurances that a public market will develop following completion of this offering or that, if any such market does develop, it will be sustained . The Company intends to qualify the securities offered hereunder for trading on the over-the-counter electronic bulletin board system operated by the National Association of Securities Dealers, (the "NASD"), also called the Bulletin Board, under the proposed symbol "SLON".

	Price to Public (1)	Underwriting Discounts and Commissions(2)	Proceeds to Issuer (3)
Per Share	$0.10	$0.00	$0.00
Total Maximum	$600,000	$0.00	$0.00

(1)
We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.
(2)
There is no underwriter in this offering.
(3)
The Company will not receive any of the proceeds from the sale of shares by the selling stockholders.

Information contained in this prospectus is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission.The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IF TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS OCTOBER 10, 2001

TABLE OF CONTENTS

PART I. INFORMATION REQUIRED IN THE PROSPECTUS

PROSPECTUS SUMMARY

THE OFFERING

RISK FACTORS

USE OF PROCEEDS

DETERMINATION OF OFFERING PRICE

DIVIDEND POLICY

DILUTION

MARKET FOR COMMON STOCK AND
RELATED STOCKHOLDER MATTERS

SELLING STOCKHOLDERS

PLAN OF DISTRIBUTION

LEGAL PROCEEDINGS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

DESCRIPTION OF SECURITIES

INTEREST OF NAMED EXPERTS AND COUNSEL

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

ORGANIZATION WITHIN LAST FIVE YEARS

BUSINESS OF MY PERSONAL SALON, INC

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

PROPERTIES

AVAILABLE INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MARKET FOR COMMON STOCK AND OTHER
STOCKHOLDER MATTERS

EXECUTIVE COMPENSATION

STOCK OPTION PLANS

LEGAL MATTERS

EXPERTS

FINANCIAL STATEMENTS

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

EXPENSES OF ISSUANCE AND DISTRIBUTION

RECENT SALES OF UNREGISTERED SECURITIES

LIST OF EXHIBITS

UNDERTAKINGS

SIGNATURES

EXHIBITS

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD ALSO READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS AND FINANCIAL STATEMENTS.

THE COMPANY

My Personal Salon, Inc., a Delaware corporation, (hereinafter referred to as "My Personal Salon," "the Company" or in first-person terms such as "We" or "Our") is a development stage company. We are in the process of establishing a business operation that provides hair and beauty services on an outcall basis -- at the consumer"s choice of location, rather than at a traditional hair salon at a storefront location. Our goal is:

  To facilitate the delivery of traditional beauty care services on an "anywhere – anytime" basis;
  To facilitate commerce in the field of beauty care services on the Internet, and;
  To provide consumers with a single source for all their beauty care service and product needs.

To date, we have conducted limited operations. Currently, the services offered by our company are: hair, nail, makeup, and massage. Beauty care products related to all services are also available for purchase. Independent stylist's that are engaged by My Personal Salon provide all services. We are currently providing our services in Manhattan, New York exclusively. My Personal Salon was originally organized as My Personal Salon.com LLC, a limited liability company in the State of Delaware on September 27, 2000. On March 23, 2001, we merged with My Personal Salon.com Inc., a Delaware corporation formed specifically for this purpose. On June 6, 2001, the name of the corporation was changed to My Personal Salon, Inc. in order to pursue the current business plan. We maintain our commercial web site at www.MyPersonalSalon.com. Our mailing address is 1407 Broadway, Suite 1206, New York, NY 10018, and our telephone number is (917) 777-0790.

OUR FINANCIAL POSITION

The Company has sustained losses for the initial nine-month period since its inception on September 27, 2000 through June 30, 2001 of $354,762. As of June 30, 2001, total assets exceeded total liabilities by $16,159. Two customers accounted for 46% and 33% of our revenue respectively for the period from November 9, 2000 (inception) to June 30, 2001. Our independent auditors, Weinberg & Co. P.A., expressed substantial doubt regarding our ability to continue as a going concern for the period from November 9, 2000 (inception) to June 30, 2001, financial statements.

SECURITIES TO BE ISSUED TO CORPHQ, ITS SUBCONTRACTORS, VIS AND OTHER SELLING STOCKHOLDERS

This prospectus has been prepared to register the sale of the 4,000,000 shares of common stock originally issued to CorpHQ, of which it currently owns 2,000,000 shares after its assignment of 1,950,000 shares held by the Subcontractors and 50,000 shares to VIS. These shares were issued to CorpHQ to compensate them for services rendered to My Personal Salon in connection with the initial start-up and development of our business. These services include: development of our website; research, advice and consultation on our commercial strategy; and development of our marketing program, (see Exhibits - "The CorpHQ Marketing Agreement").

This prospectus has also been prepared to register shares of common stock purchased by various individuals and organizations in our Private Placement, (see "Selling Stockholders"), including VIS, which acquired 668,558 shares under an agreement, (see "Exhibits – "The Virtual Internet Services, Inc. "Agreement"), with the Company. A list of the shares being registered in this prospectus and the people and entities that own them appears in the "Selling Stockholders" section of this prospectus.

Return to Table of Contents: Part I

THE OFFERING

Common stock outstanding on September 17, 2001	27,375,000
Common stock offered by selling stockholders	6,000,000
Risk Factors	An investment in our shares is very risky,
and you should be able to bear a complete
loss of your investment. See "Risk Factors"
for a detailed discussion of the risks and
uncertainties concerning My Personal Salon's
common stock.
OTC Bulletin Board Symbol(Proposed)	SLON

SUMMARY FINANCIAL INFORMATION

The following table presents selected historical financial data for My Personal Salon derived from our audited Financial Statements. The following data should be read with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of My Personal Salon and the notes to the Financial Statements included elsewhere in this prospectus.

STATEMENT OF OPERATIONS	November 9,2000 (inception) to
DATA:	June 30, 2001
Revenue	$19,186
Cost of Sales	2,290
Operating Expenses	370,988
Net Income (Loss)	$(354,722)
=========

BALANCE SHEET DATA:
Cash and cash equivalentes	$1,392
Working capital (deficit)	(74,686)
Total assets	92,237
Total liabilities	76,078
Stockholder's equity (deficiency)	16,159
Net Income (loss) per weighted average share of common stock outstanding	($0.03)
=========
Weighted Average Number of Shares
Outstanding	13,716,308

Return to Table of Contents: Part I

RISK FACTORS

THE SHARES OFFERED IN THIS PROSPECTUS ARE VERY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THESE SHARES SHOULD BE PURCHASED ONLY BY PEOPLE WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. BEFORE PURCHASING THESE SHARES, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE OTHER INFORMATION CONCERNING MY PERSONAL SALON AND ITS BUSINESS CONTAINED IN THIS PROSPECTUS.

RISK RELATED TO OUR OPERATIONS

WE HAVE CONDUCTED LIMITED OPERATIONS THAT YOU CAN USE TO EVALUATE US Although the Company has conducted market research and test marketing, it has not as yet conducted full-scale commercial operations. As such, there is no history of operations on which to base an evaluation of the Company's business plan. Because we have no history of full-scale operations, we have no meaningful financial historical data to use as a basis for determining future operational performance. Our business must be considered in light of the risks, expenses, and problems frequently encountered by companies in the early stages of development, particularly companies, like ours, that rely in part on Internet commerce.

WE HAVE INCURRED LOSSES SINCE INCEPTION. We have operated at a loss since our inception in September 2000. As a startup, to generate revenue we must be able to garner market share from our competitors and/or establish new markets for our products and services. The likelihood of our success depends on our ability to provide quality hair and beauty services to our clientele at any location in Manhattan, New York, at competitive prices. Failure to penetrate this market would have a materially adverse effect upon our business and could force us to reduce or close operations. No assurance can be given that My Personal Salon can or will ever operate profitably. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of My Personal Salon's and "Competition."

WE EXPECT FUTURE LOSSES. We expect negative cash flow and operating losses to continue for the foreseeable future. We expect our operating costs to increase. The principal costs of expanding our business will include:

-
substantial direct and indirect marketing, advertising and promotional costs;
-
costs incurred in connection with hiring staff to meet our anticipated growth; and
-
costs incurred to accommodate changes in technology.

As a result, we expect that it will take a substantial amount of time before we begin generating net income. If net operating revenue does not grow at the rate we anticipate, and we are unable to adjust our operating expenses accordingly, then our business and financial results could be substantially and adversely affected. We cannot assure you that we have accurately predicted our net revenue, particularly in light of the intense competition in the hair care industry. Furthermore, we cannot assure you that we will ever achieve or sustain profitability.

THE INDEPENDENT AUDITORS HAVE ISSUED A GOING CONCERN OPINION FOR THE PERIOD FROM NOVEMBER 9, 2000 (INCEPTION) TO JUNE 30, 2001. The independent auditors have included an explanatory paragraph regarding our ability to continue as a going concern for the period from November 9, 2000 (inception) to June 30, 2001. Among the factors cited by the accountants that raised substantial doubt as to our ability to continue as a going concern are our limited sales of our products and services. Our financial statements do not include any adjustments that might result from the outcome of that uncertainty. The going concern qualification is also described in Note 9 of the notes to our financial statements. See "Plan to Address Going Concern Opinion" on page 35.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING OUR BUSINESS MAI FAIL. As of June 30, 2001, we had cash in the amount of $1,392. Our business plan calls for significant expenses in connection with our proposed regional expansion. Accordingly, we will require additional capital in order to finance this expansion expense. We do not have any firm commitments for financing and we can provide no assurance that we will be able to obtain the required financing when needed. Obtaining additional financing will be subject to a number of factors, including:

-   Market conditions;
-   Investor acceptance of our business plan; and
-   Investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in obtaining financing in the amount necessary to complete our business plan, then we will not be able to achieve revenues and our business may fail.

WE DEPEND ON KEY PERSONNEL FOR CRITICAL MANAGEMENT DECISIONS AND THESE KEY PERSONNEL MAY LEAVE MY PERSONAL SALON IN THE FUTURE. Our success depends, to a significant extent, upon our key employees: Mr. Stephen Davis, our Chief Executive Officer; Mr. Vince Hickman, our President; and Mr. Avrham Paravi, our Vice President. The loss of services of one or more of these employees could have a material adverse effect on our business. We believe that our future success will also depend in part upon our ability to attract, retain, and motivate qualified personnel. Competition for such personnel is intense. There can be no assurance that we can attract and retain such personnel. We do not have "key person" life insurance on, nor have we entered into employment agreements with, any of our employees, (see "Management's).

INCREASED COMPETITION IN THE HAIR CARE INDUSTRY COULD HAVE A MATERIAL. ADVERSE EFFECT ON OUR BUSINESS. The hair care industry is highly competitive and has limited barriers to entry. In Manhattan, New York, where we currently operate, there are many competitors offering similar services and products. These competitors may be single salon operators or national chains. In many cases, we face one or more competitors within areas where we have targeted new operations, including companies operating salons as departments within department stores, salon chains, independently owned salons, and salons operating under franchises from franchising companies. Any increased competition from these competitors could negatively affect sales volume from our operations. In turn, this would reduce our revenue and profits and could have a material adverse effect on our business, results of operations, and financial position.

OUR INABILITY TO ENGAGE AND RETAIN QUALIFIED EMPLOYEES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS. Our growth is dependent in part upon our ability to engage and retain highly qualified employees to manage our business. There is no assurance that potential future employees will have the qualifications and skills necessary or desirable for our business to grow. The inability to retain or hire qualified employees could have a material adverse effect on our business, results of operations, and financial position.

OUR INABILITY TO ENGAGE AND RETAIN QUALIFIED INDEPENDENT STYLISTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS. Our growth is dependent in a major part upon our ability to engage and retain highly qualified, independently contracted hair and beauty stylist's to provide our services to our customers. There is no assurance that any additional independently contracted hair and beauty stylist's will elect to be engaged by our Company, or if they do, will have the qualifications and skills necessary or desirable for our customers to continue to utilize our service or for new customers to utilize our services. In addition, there is no assurance that our existing independently contracted hair and beauty stylist's will remain with us. The inability to engage and retain highly qualified, independently contracted hair and beauty stylist's could have a material adverse effect on our business, results of operations, and financial position.

CHANGES IN OUR RELATIONSHIP WITH OUR MAIN SUPPLIER COULD HAVE A MATERIAL. ADVERSE EFFECT ON OUR BUSINESS. We are dependent upon our relationship with Redken 5th. Avenue, and its parent company L'Oreal, (collectively "Redken") which supplies us with hair care and other beauty products that we, in turn, sell to our customers through our independently contracted hair and beauty stylist's and through our Internet site. Although we presently have no reason to believe that Redken will cancel their distribution agreement with us, if Redken did cancel their distribution agreement, this could cause a reduction in the sale of beauty products and the loss of those corresponding margins. Any such cancellation of distribution could have a material adverse effect on our business, results of operations, and financial position.

MY PERSONAL SALON HAS RELIED ON ITS RELATIONSHIP WITH REDKEN FOR OVER 90% OF ITS REVENUE. WITHOUT REPEAT ORDERS FROM REDKEN, MY PERSONAL SALON WOULD HAVE TO REDUCE OR CLOSE OPERATIONS. While we anticipate developing numerous customer relationships and reducing our reliance on Redken, if Redken were to terminate its relationship with our company with little or no notice, we would have to significantly curtail or close operations.

WE CANNOT GUARANTEE THAT OUR SERVICES WILL SELL SUCCESSFULLY. There can be no assurance that our marketing and sales strategies will be effective and that consumers will use our services and/or buy our products. Market acceptance of our services will depend in part upon our ability to demonstrate the advantages of our on-site hair and beauty service over competitors that operate traditional hair and beauty salons. In addition, our sales strategy contemplates sales to markets that are unfamiliar with receiving hair and beauty services at a location other than a beauty salon and therefore may not be accepting of our service, (see "Business of My Personal Salon's and "Competition").

PRODUCT AND PROFESSIONAL LIABILITY. Because of the Company's relative lack of capital and limited operational status, we have refrained from acquiring professional liability insurance. In recognition of the increased incidence of litigation, fines, seizures and bankruptcies in the general business marketplace in recent years, and the fact that the Company intends to initiate commercial operations during 2001, the Company anticipates acquiring adequate levels of product and professional liability insurance during 2001. In the event that corporate liabilities arise prior to the acquisition of these insurance policies, or if any claims exceed the amounts of the Company's liability insurance coverage, if any, the Company could suffer financial losses, which could have a materially adverse effect on the Company's operations and future viability.

WE ARE ENTERING THE MARKET WITH A RELIANCE ON OUR INTERNET COMPONENT WHEN MANY INTERNET COMPANIES ARE FAILING. Although we do not currently derive a large portion of our revenue from Internet sales, our long-term strategies rely heavily on our Internet presence. Because of this, we may be perceived to be an Internet company by prospective customers and investors. We face the heightened risk of entering the market when many Internet companies are failing. A significant number of Internet companies, which were significantly better financed than us, have failed and we could fail as well. Currently there is a widespread belief that high tech and Internet companies are speculative investments with little likelihood of profits. It may be difficult for us to raise capital at a time when there are such negative views in the investment community related to start-up Internet companies.

INFORMATION SYSTEM DISRUPTIONS COULD HAVE A SUBSTANTIVE NEGATIVE EFFECT ON OUR BUSINESS Reliability and efficiency of our website is critical to the scheduling of our services with our customers. We make adjustments and modifications to our web site from time to time and if we or a third party are unable to modify our web site as may be necessary to accommodate increased traffic or increases in the volume of information processed through our systems from customers, we could experience system disruptions, slow response times, impaired quality and speed of downloading information and delays in updating stylist's schedules. Any of these events could have a substantial negative effect on our business and financial results.

OUR OPERATIONS ARE SUSCEPTIBLE TO DISRUPTIONS DUE TO PHYSICAL CAUSES. Our website and physical operations also vulnerable to damage or interruption from fire, flood, power loss, telecommunications failures and similar events. Any such interruptions or delays at our facilities would have a substantial adverse effect on our business and financial results. We have no formal disaster recovery plan, and no business interruption insurance, so we will not receive any form of compensation for any losses that may occur. The occurrence of any or all of these events could also damage our reputation and brand name, thus impairing our business substantially.

OUR QUARTERLY OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND MAY BE BELOW EXPECTATIONS OF INVESTORS AND ANALYSTS. Our revenues and expenses, and in particular our quarterly revenues, expenses and operating results, may fluctuate significantly due to a variety of factors, many of which are outside of our control. These factors include:

  the seasonal nature of consumer spending;
  changes in commission rates paid to our independently contracted hair and beauty stylist's;
  price competition in the hair and beauty care industry;
  capital expenditures and costs related to expanding and improving our web site design;
  our ability to protect our web site from power loss and software-related system failures;
  changes in our operating expenses including, in particular, costs of personnel, marketing, advertising and promotion;
  the introduction of customer rewards or incentives by us or our competitors; and
  economic conditions specific to the Internet and hair and beauty care industries, as well as general economic and market conditions.

Because of the potential for significant fluctuations in our quarterly results, you should not rely on quarter-to-quarter comparisons of our future results of operations as an indication of subsequent performance.

WE MAY HAVE DIFICULTY MANAGING OUR GROWTH AS PLANNED. To manage our anticipated growth, we must:

  implement and continually improve our operational, financial and management information systems;
  hire, train and retain additional qualified personnel;
  expand and upgrade core technologies; and
  effectively manage relationships with our customers, Redken and other third parties.

Our expansion could place a significant strain on our services and support operations, sales and administrative personnel, and other resources. Our web site design and functionality may not be adequate to meet our growth plans. This potential inadequacy could result in our inability to schedule our services on a timely basis and a consequent loss of customers and revenues. We cannot assure you that our systems, procedures or controls will be adequate to support our operations or services. Nor can we assure you that our management will be capable of fully exploiting the market for our services. Our failure to manage growth effectively could have a substantial, negative effect on our business and financial results.

WE ARE HEAVILY DEPENDENT ON THE ESTABLISHMENT OF OUR BRAND NAME. We believe that establishing and maintaining the "My Personal Salon's brand name will be critical to attracting customers. Brand recognition is particularly important given the low barriers to entry into hair and beauty care and the growing number of retail salons. If visitors to our web site and retail consumers do not perceive our service to be of high quality, or if we alter or modify our brand image, introduce new services or enter into new business ventures that are not favorably received by such parties, the value of our brand name could be diluted, thereby decreasing the attractiveness of our services to our prospective customers.

OUR OPERATIONS ARE SUSCEPTIBLE TO INTERRUPTION OF BUSINESS DUE TO POTENTIAL WORLD EVENTS. Since the Company is based in New York City, the short and long term impact of the tragic events of September 11, 2001 is unknown at this time.

RISKS RELATED TO THE OFFERING

MY PERSONAL SALON WILL REQUIRE ADDITIONAL FINANCING FOR ITS BUSINESS THAT COULD DILUTE THE OWNERSHIP OF EXISTING STOCKHOLDERS. To continue operations, we must obtain sufficient funds from new investors. Any equity financings could result in dilution to our stockholders, which may depress the market price of our common stock in the market, if one develops in the future.

FUTURE SALES OF PREFERRED STOCK COULD ALSO ADVERSELY AFFECT THE MARKET FOR OUR COMMON STOCK. We have the authority to issue up to 4,000,000 shares of preferred stock without shareholder approval. The issuance of preferred stock by our Board of Directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

21,375,000 SHARES OF COMMON STOCK OF MY PERSONAL SALON WILL BECOME ELIGIBLE FOR PUBLIC SALE THAT COULD HAVE A DEPRESSIVE EFFECT ON THE STOCK. To date, we have issued only common stock. Upon the effective date of the registration statement of which this prospectus is part we will have 27,375,000 shares of common stock outstanding, of which 21,375,000 shares are deemed restricted shares under Rule 144 and will not be eligible for resale until at least 90 days following the effective date of this offering. Sales of these shares of our common stock or the market's perception that these sales could occur may cause the market price of our common stock to fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions.

WE INTEND TO APPLY TO BE LISTED ON THE OTC ELECTRONIC BULLETIN BOARD, WHICH CAN BE A VOLATILE MARKET. We intend to apply to the National Association of Securities Dealers, (the "NASD"), to have our common stock quoted on the Over-the-Counter Bulletin Board (the "Bulletin Board"). The Bulletin Board is a more limited trading market than the NASDAQ markets or other exchanges and as such, timely, accurate quotations of the price of our common stock may not always be available. You can also expect our trading volume to be low in this market. Consequently, the activity of only a few shares may affect the market and may result in wide swings in price and in volume.

MY PERSONAL SALON"S COMMON STOCK IS CURRENTLY CLASSIFIED AS A "PENNY STOCK." At such time as our common stock is quoted and is traded on the Bulletin Board, it will be covered by what is known as the "Penny Stock Rules." The Penny Stock Rules require brokers to provide additional disclosure in connection with any trades involving a stock defined as a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations governing penny stocks could limit the ability of brokers to sell the shares offered in this prospectus and thus the ability of investors to sell these shares in the market. The Penny Stock Rules will cover our stock until it has a market price of $5.00 per share or more, subject to certain exceptions, (see "Description of Securities – Penny Stock Rules").

Voting Rights, Control of the Company.Mr. Stephen Davis, the Chief Executive Officer; Mr. George Lois, Chairman of the Board of Directors; Mr. Vince Hickman, Director; Mr. Avrham Paravi, Vice President and Director; and Ms. Roberta Greene, Director collectively own nineteen million, eight hundred and fifty thousand (19,850,000) shares, which is seventy-three (73) percent of the voting Common Stock of the Company. These individuals hold a majority interest in the Company and are collectively able to control the outcome of all shareholder votes. These individuals will be able to:

- elect, or defeat the election of the Company's directors;
- amend or prevent amendment of the Company's Articles of Incorporation, as amended, or By Laws; or
- effect or prevent a merger, sale of assets or other corporate transaction.

Our stockholders, for so long as they hold less than 50% of the outstanding voting power of the Company, will not be able to control the outcome of such transactions. In the event that our management does not perform successfully, the extent of ownership by these individuals may have the effect of preventing a change in control of the Company or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could have an adverse effect on the market price of the common stock.

NO DIVIDENDS HAVE BEEN PAID ON COMMON STOCK AND MAY NEVER BE PAID. We have never paid dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. See "Dividend Policy"

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS. Some of the statements under "Risk Factors," "Plan of Operation," "Business," and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's results, levels of activity, performance, or achievements to be significantly different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, and levels of activity, performance, or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

Return to Table of Contents: Part I

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock.The offering price will be determined by market factors and the independent decisions of the selling shareholders.

DIVIDEND POLICY

We have not paid dividends on our common stock since our inception and do not anticipate or contemplate paying cash dividends in the foreseeable future. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS HOLDERS

As of October 10, 2001, the number of stockholders of record was 60.

Return to Table of Contents: Part I

SELLING STOCKHOLDERS

The selling shareholders named in this prospectus are offering all of the 6,000,000 shares of common stock offered through this prospectus. The shares include the following:

1.   4,000,000 shares of common stock that CorpHQ acquired from us as compensation for providing certain services to the Company in connection with its start up. These services include: development of our website; research, advice and consultation on our commercial strategy; and development of our marketing program. See "The CorpHQ Agreement" for a detailed description of terms. CorpHQ subsequently assigned the sum of 1,950,000 shares to the Subcontractors for services rendered to it during our project. These subcontractors are: Steven Crane, the Chairman of the Board of Directors of CorpHQ, (666,666 shares); VJ Design, a graphic design firm (500,000 shares); TANDA Marketing, a marketing and Internet consulting firm (450,000 shares); and Gregg Davis, an individual (333,334 shares), who is the son of our Chief Executive Officer, Steve Davis, (see "Certain Transactions and Relationships"). Gregg Davis subsequently reassigned the shares assigned to him by CorpHQ to Jessica Temelden. CorpHQ also assigned the sum of 50,000 shares to VIS, which also acquired an additional 668,558 shares under a separate agreement, (see "Exhibits - VIS Agreement"). We placed all of these shares in a private transaction that was exempt from registration under Regulation D, Rule 506 as promulgated under the Act, (the "Private Placement").

2.   2,000,000 shares of common stock, including the 668,558 shares acquired by VIS, that the selling shareholders acquired from us in separate transactions under the Private Placement. We have registered the shares to permit the selling stockholders and their pledgees, donees, transferees or other successors in interest that receive their shares from the selling stockholders as a gift, distribution or another non sale-related transfer after the date of this prospectus to resell the shares when they deem appropriate.

In all purchase agreements, the selling stockholders represented that they had acquired the shares for investment and with no present intention of distributing those shares. In addition, the selling stockholders represented that they qualified as "accredited investors" as such term is defined in Rule 501 under the Securities Act. We agreed in the purchase agreements to prepare and file a registration statement as soon as practicable and to bear all expenses other than fees and expenses of counsel for the selling stockholders and underwriting discounts and commissions and brokerage commissions and fees.

Accordingly, in recognition of the fact that the selling stockholders, even though they purchased the shares without a view to distribution, may wish to be legally permitted to sell the shares when they deem appropriate, we filed with the SEC a registration statement on Form SB-2, of which this prospectus forms a part. We have also agreed to prepare and file any amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the earlier of the date on which the shares offered in this prospectus have been sold or may be resold by the selling stockholder without registration and without regard to volume limitations under Rule 144 of the Securities Act or any other rule of similar effect.

Except as noted in the table below, the selling stockholders have not had a material relationship with us within the past three years except as a result of the ownership of the shares offered in the Private Placement. The following table sets forth the name of the selling stockholders, the number of shares of common stock owned beneficially by them before and after this offering and the number of shares that may be offered pursuant to this prospectus. This information is based on information provided by the selling stockholders. The table assumes that the selling stockholders will sell all of the shares offered by them in this offering. However, we are unable to determine the exact number of shares that actually will be sold or when or if such sales will occur. Please be aware that the percentage of shares noted as beneficially owned is based on 27,167,275 shares outstanding as of June 30, 2001.

There are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares are being registered to permit public secondary trading of the shares, and the selling stockholders may offer the shares for resale from time to time.

	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares Beneficially Owned After Offering(1)
Name	Number	Percent		Number	Percent
CorpHQ, Inc. (2)
P.O. Box 812
Redondo Beach, CA 90277

Steven Crane (2)
P.O. Box 812
Redondo Beach, CA 90277

Victoria Jahn as beneficial owner for:
VJ Design (2)
920 Pacific Coast Hwy., #C
Redondo Beach, CA 90277

Art F. Aviles as beneficial owner for:
TANDA Marketing (2)
20331 Ravenwood
Huntington Beach, CA 92646

Virtual Internet Services Inc. (2) (7)
5500 Calle Sonora
Yorba Linda, CA 92887

	2,000,000 666,000 500,000 450,000 718,558	7.3% 2.44% 1.83% 1.64% 2.56%	2,000,000 666,000 500,000 450,000 718,558	0 0 0 0 0	0% 0% 0% 0% 0%

Barry J. Labell (6)
3370 NE 109th St., Apt. 1514,
Aventura, FL 33180

Joseph Ruiz (6)
104-60 Queens Blvd. 21B
Forest Hills, NY 11375

Tom Minter (6)
305 West 50th St., Apt. 2K
New York, NY 10019

Jesse Berger (6)
4772 N. Citation Dr. 202
Delray Beach, FL 33445

Ron Bradherson (6)
305 East 40th St., Apt.3-B
New York, NY 10016

William H. Zajicek (6)
102 Diamond Lane
Old Bridge, New Jersey 08857

Pasqua Tucci (6)
3 Woodoak Place
Garden City, New York 11530

Jak Eskinazi (6)
214 6Th Ave., Apt. 3A.
Brooklyn, NY 11215

Jessica Temelden (2) (3) (6)
305 W. 50th. St, Apt, 2-K
New York, NY 10012

Thomas M. Jones (5)
5405 Alton Parkway, Suite 5A-483
Irvine, CA 92614

EquityNet Research Inc. (7)
4740 Ventura Canyon Avenue,
Sherman Oaks, CA 91423

	44,440 66,666 133,332 133,332 1,000 1,000 1,000 1,000 666,666 50,000 50,000	0.16% 0.24% 0.49% 0.49% 0.00% 0.00% 0.00% 0.00% 2.44% 0.18% 0.18%	44,440 66,666 133,332 133,332 1,000 1,000 1,000 1,000 666,666 50,000 50,000	0 0 0 0 0 0 0 0 0 0 0	0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0%

Rebecca Garcia (6)
211 White Meadow Rd.
Rockaway, NY 11215

Dennis Mazzella (6)
444 East 86Th St., Apt. 34H.
New York, NY 10028

Elizabeth Snodgrass (6)
101 Westend Ave., Apt. 14W
New York, NY 10023

John and Ilona Lavacca (6)
400 East 85th St., Apt. 2A.
New York, NY 10028

Kenneth Fischer (6)
285 Lafayette St., Apt. 3A
New York, NY 10012

Carl Fischer (6)
121 East 83RD St.
New York, NY 10028

J. Ronald Holland (6)
444 East 82ND St., Apt. 26G.
New York, NY 10028

Luke and Diane Lois (6)
37 West 12TH St., Apt. 12C.
New York, NY 10011

Stuart Jackson (6)
611 A Lemington Plaza
Monroe TWP, NJ 08831

Robert and Nancy Bunt (6)
320 Central Park West., Apt. 10A New York, NY 10025

	1,000 1,000 1,000 2,000 1,000 1,000 1,000 2,000 1,000 2,000	0.00% 0.00% 0.00% 0.01% 0.00% 0.00% 0.00% 0.01% 0.00% 0.01%	1,000 1,000 1,000 2,000 1,000 1,000 1,000 2,000 1,000 2,000	0 0 0 0 0 0 0 0 0 0	0% 0% 0% 0% 0% 0% 0% 0% 0% 0%

Robert K. Stewart (6)
66 Crest Rd. West.
Marrick, NY 11566

Carlos E. Diaz (6)
41 West 86TH Street, Apt. 2J
New York, NY 10024

Laura Lang Cohen (6)
1205 Las Lomas Pl.
Pacific Palisades, CA 90272

Manuel and Irma Oro (6)
712 Cottonwood Dr.
Franklin Lakes, New Jersey 07417

Debra Lynn Adler (6)
318 East 89TH St.
New York, NY 10128

Dru Davis (6) (3)
2000 N. Las Palmas Ave.
Los Angeles, CA 90068

Karen Delgado (6)
712 Cottonwood Dr.
Franklin Lakes, New Jersey 07417

Joori Kim (6)
600 West 9TH Street., Apt. 1111
Los Angeles, CA 90015

Manuel and Ileana Oro (6)
712 Cottonwood Dr.
Franklin Lakes, New Jersey 07417

Cary Tamler (6)
80-96 Surrey Pl.
Jamaica Estates, NY 11432

	1,000 1,000 1,000 2,000 1,000 1,000 500 500 2,000 1,000	0.00% 0.00% 0.00% 0.01% 0.00% 0.00% 0.00% 0.00% 0.01% 0.00%	1,000 1,000 1,000 2,000 1,000 1,000 500 500 2,000 1,000	0 0 0 0 0 0 0 0 0 0	0% 0% 0% 0% 0% 0% 0% 0% 0% 0%

MHE Inc. (6)
15245 Shady Grove Road, #400
Rockville, MD 20850

Thomas B. Smith (6)
192 Lawton Road
Riverside, IL 60546

Feltman, Karesh, Major & Farbman (6)
152 W. 57th. St.
New York, NY 10019

Daphna Tamler (6)
80-96 Surrey Place
Jamaica Estates, NY 11432

Amy Shaw (6)
373 Huntington Rd..
Union, NJ 07083

Steven L. Bleicher (6)
359 W. 53rd. St., #1-B
New York, NY 10019

Feng Mui Ma-Ruiz (6)
104-60 Queens Blvd., #21-B
Forest Hills, NY 11375

Bradley Susser (6)
225 E. 95th. St., #27-G
New York, NY 10128

Andrea Ruiz (6)
1 Bay Club Drive, #7W
New York, NY 11375

Ronald S. & Aurea Lyons (6)
16404 Ruby Lane
Weston, FL 33331

	44,440 44,400 100,000 1,000 1,000 500 1,333 200,000 2,666 2,000	0.16% 0.16% 0.37% 0.00% 0.00% 0.00% 0.00% 0.73% 0.01% 0.01%	44,440 44,400 100,000 1,000 1,000 500 1,333 200,00 2,666 2,000	0 0 0 0 0 0 0 0 0 0	0% 0% 0% 0% 0% 0% 0% 0% 0% 0%

Robert J. Fyvolent (6)
2246 Ben Lomond Dr.
Los Angeles, CA 90027

Waihung Ma (6)
32-73 78th. St.
Jackson Heights, NY 11370

Jeffery Rosenberg (6)
22 Woodside Rd.
Springfield, NJ 07081

Jesse Boskoff (6)
17 Broadlawn Ave.
Great Neck, NY 11024

Dr. Leon E. Lewis (6)
2081 W. Beach Rd.
Oak Harbor, WA 98277

Assaf Cohen (6)
1732 E. 3rd. St.
Brooklyn, NY 11273

Gregg Davis (4) (6)
305 W. 50th St., #2-K
New York, NY 10019

Total

	1,000 13,333 5,000 66,667 1,000 7,000 1,000 ====== 6,000,000	0.00% 0.05% 0.02% 0.24% 0.00% 0.03% 0.00% ===== 21.92%	1,000 13,333 5,000 66,667 1,000 7,000 1,000 ======= 6,000,000	0 0 0 0 0 0 0 == 0	0% 0% 0% 0% 0% 0% 0% ==== 0%

(1)
Assumes that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.
(2)
Denotes shares acquired under the CorpHQ Agreement.
(3)
Denotes shares assigned by Gregg Davis.
(4)
Gregg Davis and Dru Davis are the son and daughter respectively of Stephen Davis, who is My Personal Salon's Chief Executive Officer and Director.
(5)
Thomas M. Jones is My Personal Salon's Legal Counsel.
(6)
Denotes shares acquired in the Private Placement.
(7)
EquityNet Research Inc. acquired the shares as compensation for independent research services performed under an agreement with My Personal Salon dated May 29, 2001, (see "Exhibits - The EquityNet Research Agreement").
(8)
Denotes shares acquired under the VIS Agreement.

Return to Table of Contents: Part I

PLAN OF DISTRIBUTION

MANNER OF SALES; BROKER-DEALER COMPENSATION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder or by its pledgees, donees, transferees or other successors in interest. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may sell its shares on the NASD Electronic Bulletin Board or otherwise, at market prices or at negotiated prices. It may sell shares by one or more means of distribution including:

  block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
  over-the-counter distributions in accordance with the rules of the NASD Electronic Bulletin Board ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
  privately negotiated transactions.

In connection with distributions of such shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell our common stock short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares under this prospectus, as supplemented or amended to reflect such transaction. The selling stockholders also may loan or pledge the shares to a broker-dealer, and, upon default, such broker-dealer may sell the pledged shares pursuant to this prospectus.

In effecting sales, brokers, dealers or agents engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale.

The selling stockholders and such brokers and dealers and any other participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commissions, discounts or concessions received by them, and any profits on the resale of shares sold by broker-dealers, may be deemed to be underwriting discounts and commissions under the Securities Act. We will pay all reasonable expenses incident to the registration of the common stock being offered by this prospectus, other than any legal fees of the selling stockholders and any selling expenses of the selling stockholders, including any commissions and discounts of underwriters, dealers or agents.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholder may not sell any common stock described herein and may not transfer, devise or gift such securities by other means not described in this prospectus.

The selling stockholders may agree to indemnify any agent, broker or dealer that participates in transactions involving shares of the common stock against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made a prospectus supplement, if required, will be distributed. Such prospectus supplement will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other items constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed sales price to the public.

We have the right, upon written notice to the selling stockholders, to require the selling stockholders to suspend open market offers and sales of the shares if our board of directors reasonably determines that there is a significant business purpose for such suspension. We have agreed to use our best efforts to limit such suspensions to two 30-day periods in any twelve-month period.

We entered into a Registration Rights Agreement for the benefit of the selling stockholders to register for resale its common stock under applicable federal and state securities laws under certain circumstances and for a certain period of time. The Registration Rights Agreement provides for cross-indemnification of the selling stockholders and us and the selling stockholder's directors, officers and controlling persons against certain liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act.

FILING OF A POST-EFFECTIVE AMENDMENT IN CERTAIN INSTANCES.

If any selling shareholders notifies the company that he, she, or it has entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of common stock under this prospectus through a block trade, purchase by a broker or dealer or similar transaction, the company will file a post- effective amendment to the registration statement for this offering.

The post-effective amendment will disclose:

-
Thename of each broker-dealer involved in the transaction.
-
The number of shares of common stock involved.
-
The price at which those shares of common stock were sold.
-
The commissions paid or discounts or concessions allowed to the broker-dealer(s).
-
If applicable, that these broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, as supplemented.
-
Any other facts material to the transaction.

COMPLIANCE WITH REGULATION M

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Return to Table of Contents: Part I

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. My Personal Salon's agent for service of process in Delaware is National Registered Agents, 9 East Lookerman Street, Dover, Delaware 19901, Telephone: (302) 674-4069.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each director and executive officer of My Personal Salon. There are no other persons who can be classified as a promoter or controlling person of the Company. The officers and directors of My Personal Salon are as follows:

NAME	AGE	POSITION

George Lois	67	Chairman of the Board of Directors
Stephen Davis	62	Chief Executive Officer and Director
Vincent C. Hickman	27	President, Director and Co-Founder
Avrham Paravi	32	Vice President and Director
Martin Bond, CPA	66	Director and Acting Chief Financial Officer
Roberta Greene	45	Director

George Lois, Chairman, has been called the "Superman of Madison Avenue" by Forbes Magazine, and is arguably the 20th. Century"s most accomplished progenitor of "Big Idea Advertising." Mr. Lois has given birth to an astonishing array of branding campaigns and imagery that have meshed high-minded design with hard-core sell. Early in his career, Lois pioneered the concept of "The Big Idea. Combining shrewd visual images with irreverent copy, Lois created a plethora of seminal advertising moments in American history, making more products famous than anyone in the marketing world. His "I Want My MTV" campaign triggered the most historic breakthrough in pop culture since the advent of cable television. He triggered the Xerox culture by showing a machine so simple even a chimpanzee could use it (1960). He saved the failing USA Today with an outrageous campaign (1982), made the totally unknown Tommy Hilfiger famous with the stroke of just one ad (1986), and transformed ESPN, perceived as a second rate sports network, into the number one powerhouse with his "In Your Face" attack (1993). Throughout his career, Mr. Lois" talent has always been to capture the zeitgeist of an age – whether in the form of a breakthrough political campaign for Robert Kennedy (1964), his cover depicting Muhammad Ali as the Christian martyr St. Sebastian (1968), the concept and rename for the low-calorie Stouffer"s product Lean Cuisine (1979) or those industry transforming words, "I Want My MTV," (1982). His pioneering view of the advertising person"s role as communicator elevated the role of the art director from a back room artisan to a masthead presence (1960). Several agencies have borne the name Lois emphasizing the creative power of art directors in the management of business. In doing so, George Lois helped bring about the creative revolution in the world of advertising. By being a brilliant visual imagist and a writer and marketing thinker, his work championed the marriage of the artist to the writer. But Lois went beyond that, by validating a management role for the liberated art director, bringing about a new sense of powerful self esteem to the design community. George Lois is the only person alive who has been installed in the Art Directors Hall of Fame, the Creative hall of Fame, and a recipient of the AIGA Lifetime Achievement Medal (as well as receiving hundreds of industry awards). The legendary George Lois is an art director by craft, a communicator by instinct, a writer by imagination and an entrepreneur by character. Mr. Lois does not hold an operating title but oversees all of the Company's creative, advertising and marketing activities.

Stephen Davis, Chief Executive Officer and Director. Mr. Davis brings 35 years of experience as an executive and entrepreneur in the fashion / apparel industry. Mr. Davis is the former President of Christian Dior Sportswear, and the Wayne Rogers Apparel Company, built the Coca Cola Clothing Company with Tommy Hilfiger, then helped Hilfiger launch his now famous company in 1987. Mr. Davis has helped build several multi-million dollar companies during his career and has worked very closely with the current CEO's of industry leaders such as The Gap, Limited Group, Giorgio Armani, Anne Taylor and others. Mr. Davis holds an MBA from New York University. Mr. Davis directs all of the Company's business development activities.

Vincent C. Hickman, President, Director, Co-Founder. Born in Drexel Hill, Pennsylvania, and raised in Delaware County, Pennsylvania, Mr. Hickman earned a Bachelor of Science in Liberal Arts from the State University of New York (SUNY) Regents. He also graduated from the U.S. Naval Nuclear Power School and the U.S. Operational Intelligence School in the early 1990"s. Mr. Hickman served as an Intelligence Specialist at the Navy Command Center at the Pentagon in Washington DC, and later served as the Special Assistant to the Director of Naval Intelligence during the Admiral Sheafer and Cramer administrations. Mr. Hickman later worked as a multimedia designer for the Vitro Corporation in Washington DC, working with the first version on NSCA Mosaic, the predecessor to the Netscape Navigator Internet browser. Mr. Hickman"s career continued as a fiber optic engineer with Reliable Telcom in Media, PA., as a Retail Account Manager at the boutique investment banking firm Sands Brothers, in New York City, a National Account Manager at the internet advertising firm DoubleClick, in New York"s Silicon Alley, and starting his own technology company CommerceWorkz. Mr. Hickman"s personal accomplishments include almost 8 years of marriage to his wife Heidi, an Account Executive at USA Today. While in public service he received the Navy Commendation Medal, Navy Achievement Medal, and various awards for accomplishments during Operation Desert Storm. Mr. Hickman co-founded My Personal Salon in September 2000, and is largely responsible for its early development. Mr. Hickman directs all of the Company's day-to-day operations.

Avrham Paravi, Vice President, Director, Secretary and Co-Founder, was born and raised in Tel Aviv, Israel. After completing academic studies in Tel Aviv, Mr. Paravi joined the Israeli Armed Forces where he served as a specialist in field operations and intelligence throughout the late 1980"s. After his time in public service, Mr. Paravi went abroad to study at some of Europe's leading beauty care institutions in Amsterdam, London and Paris. Upon completing his studies, Mr. Paravi returned to Tel Aviv, where he opened a number of very successful beauty salons. He operated these salons as sole owner for several years. Mr. Paravi was recalled to the Israeli Armed Forces in order to serve in the Gulf War. He received numerous citations for valor for his contributions during the Gulf War. Mr. Paravi has worked in the beauty care services industry for over 16 years, and co-founded My Personal Salon in September 2000. His wide range of experience in building successful salon businesses and developing key relationships with the right partners in the industry has been crucial to the successful development and continued execution of the company. Mr. Paravi is responsible for management of all customer service and contractor related issues.

Martin Bond, CPA, Director, Treasurer and Acting Chief Financial Officer has been a partner for the New York accounting firm of Albinder, Altman & Block since 1996, where he specializes in small business accounting and audits. Mr. Bond began his career in 1958 with Emmanuel Schwartz & Co. CPA's, and earned his CPA in 1963. He has been a Partner in various accounting firms since 1964, and specializes in manufacturing, real estate and retail business. Mr. Bond will provide interim services as the Company's Chief >Financial Officer on a consulting basis until such time as a permanent CFO can be engaged.

Roberta Greene, Director, is a leading corporate and entertainment public relations, promotions and marketing specialist. She has had over twenty-five years of creating corporate image and personality campaigns; positioning and repositioning products; both at the retail level and with trade and consumer press; developing and implementing strategic plans for her clients; and staging special events. From 1985 to 1991, Roberta Greene was President of Roberta Greene and Associates, a marketing/public relations firm with a diversified client list that included: Women's Day, Elle, and Memories Magazines; Schieffelin & Somerset Co., importers and distributors of Dom Perignon and Moet & Chandon, Revo Sunglasses; The Barbie Doll; Baccarat Crystal; and the Freedom Forum. In 1991, Roberta Greene formed Phoenix Communications, a marketing, public relations and promotions firm with added capabilities in the production of film and video. Since that time Ms. Greene and Phoenix have represented many leading companies including: Kayser-Roth, manufacturers of No Nonsense Panty Hose; Readers Digest Publications; Seventeen Magazine; Town and Country Magazine; Sesame Street Television program; Actresses Joan Lunden and Catherine Deneuve; Montblanc, the manufacturer of luxury writing instruments; and Motorola. Ms. Greene provides the Company with advice and consultation on marketing and public relations issues.

BOARD OF DIRECTORS

Directors serve until the next annual meeting or until their successors are qualified and elected. Officers serve at the discretion of the Board of Directors. There are no family relationships among My Personal Salon's officers and directors. Each Director receives the sum of 7,000 shares of restricted common stock per meeting of the Board of Directors attended physically, and 3,500 shares of common stock per meeting attended telephonically. Officers may receive compensation as determined by the Company from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options or stock grants. My Persona Salon may reimburse directors for expenses incurred in attending meetings of the Board of Directors.

BOARD OF DIRECTORS COMMITTEES

The Board of Directors has not yet established an audit committee or a compensation committee. An audit committee typically reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee"s responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, we will be required to establish an audit committee.

Return to Table of Contents: Part I

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the shares of My Personal Salon ' outstanding common stock beneficially owned as of the date of this prospectus by (i) each of My Personal Salon ' directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each other person who is known by My Personal Salon to own beneficially more than 5% of My Personal Salon' common stock.

Shares Beneficially Owned

Name	Number		Percent
George Lois, Chairman of the Board of Directors (1)
Stephen Davis, Chief Executive Officer and Director (1)
Vincent C. Hickman, Co-Founder, President and Director (1)
Avrham Paravi, Co-Founder, Vice President and Director (1)
Roberta Greene, Director (1)
All Directors and Officers as a Group

Andreas Bauer, Consultant (1)
Jay Christopher Chicoy, Consultant (1)
CorpHQ, Inc.
P.O. Box 812
Redondo Beach, CA 90277

	5,000,000 4,850,000 4,000,000 5,000,000 1,000,000 19,850,000 1,000,000 1,000,000 2,000,000	(3) (4)	18%(2) 18%(2) 15%(2) 18%(2) 4%(2) 73%(2) 4% (2) 4% (2) 8%(2)

(1) Each person named in the table has sole voting and investment power with respect to all common stock beneficially owned by him or her, subject to applicable community property law. Except as otherwise indicated, each of such persons may be reached through My Personal Salon at 1407 Broadway, Suite 1206, New York, NY 10018.

(2) The percentages shown are calculated based upon the 27,375,000 shares of common stock outstanding as of the date of this prospectus. The Company has not issued any options or warrants to any individual.

(3) Stephen Davis originally acquired 5,000,000 shares of common stock at organization. On September 7, 2001, Mr. Davis gifted the sum of 150,000 shares to Serge Benat.

(4) Shares acquired under the CorpHQ Agreement.

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DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by My Personal Salon's Certificate of Incorporation, as amended, and Bylaws, and by the applicable provisions of Delaware law.

COMMON STOCK

We are authorized to issue up to 100,000,000 shares of common stock having a par value of $0.0001 per share, of which 27,375,000 shares are issued and outstanding. The holders of shares of common stock of My Personal Salon do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Each holder of common stock is entitled to one vote for each share owned of record on all matters voted for by security holders. No options, warrants or other instruments convertible into shares outstanding have been issued as of the date of this prospectus.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of our business holders are entitled to receive, ratably, the net assets of My Personal Salon available to shareholders after payment of all creditors.

To the extent that additional shares of My Personal Salon's common stock are issued, the relative interests of existing shareholders may be diluted.

PREFERRED STOCK

TheCompany is authorized to issue up to 4,000,000 shares of preferred stock having a par value of $0.0001 per share, of which no shares are issued and outstanding. The company has no present plans to issue preferred stock. The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock.

ADMISSION OF QUOTATION TO OTC BULLETIN BOARD

The Company intends to apply for quotation of the shares on the National Association of Securities Dealers" Over-the-Counter (OTC) Bulletin Board. The OTC market differs from national and regional stock exchanges in that it (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a company listing.

PENNY STOCK STATUS

If and when a market for its common stock develops, My Personal Salon's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

1. Prior to the transaction, to approve the persons account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks.In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person.Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

2.  Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

3.  Prior to thetransaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

4.  The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for My Personal Salon's stock.

TRANSFER AGENT

We intend to engage Interwest Transfer and Registrar Inc., located at 1981 E. 480 South, Suite #100 Salt Lake City, UT 84117, telephone number: (801) 272-9294 as transfer agent and registrar, prior to the initiation of trading of our securities.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this offering, we will have 27,375,000 shares of common stock outstanding. Of these shares, 6,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act. The remaining 21,375,000 shares of common stock outstanding may generally only be sold in compliance with the limitations of Rule 144 described below.

SALES OF RESTRICTED SHARES

Of the 27,375,000 shares of common stock outstanding upon completion of this offering assuming the sale of 6,000,000 shares), 21,375,000 shares of common stock are deemed restricted shares under Rule 144 and will not be eligible for resale until at least 90 days following the completion of this offering.

In general, under Rule 144 of the Securities Act as currently in effect, beginning 90 days after this offering, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including a person who may be deemed an affiliate, is entitled to sell within any three-month period a number of shares of common stock that does not exceed the greater of 1% of the then-outstanding shares of our common stock (approximately 274,000 shares) and the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 of the Securities Act are subject to certain restrictions relating to manner of sale, notice and the availability of current public information about us. A person who is not our affiliate at any time during the 90 days preceding a sale, and who has beneficially owned shares for at least two years, would be entitled to sell such shares immediately following this offering without regard to the volume limitations, manner of sale provisions or notice or other requirements of Rule 144 of the Securities Act. However, the transfer agent may require an opinion of counsel that a proposed sale of shares comes within the terms of Rule 144 of the Securities Act prior to affecting a transfer of such shares.

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INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2 was hired on a contingent basis. Our legal counsel, Thomas M. Jones owns 50,000 shares of common stock in My Personal Salon, which we issued to him as part of a retainer agreement with him.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Certificate of Incorporation and Bylaws of My Personal Salon provide that we will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director, officer or agent of My Personal Salon, or who serves or served any other enterprise or organization at the request of My Personal Salon. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.We will then be governed by The court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were originally organized as My Personal Salon.com LLC, a limited liability company in the State of Delaware on September 27, 2000. On March 23, 2001 the original LLC merged with My Personal Salon.com, Inc., a Delaware corporation formed specifically for that purpose. On June 6, 2001, the name of the corporation was changed to My Personal Salon, Inc. in order to pursue our current business plan. Messrs. George Lois, Stephen Davis, Vincent C. Hickman, Avrham Paravi, Andreas Bauer and Jay Christopher Chicoy; and Ms. Roberta Greene each paid US$0.0002 per share for each of the shares they acquired at organization.

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BUSINESS OF MY PERSONAL SALON

SUMMARY

We have developed My Personal Salon to provide hair and beauty services on an outcall basis -- at the consumer"s choice of location, rather than at a traditional hair salon at a storefront location. Our goal is:

  To facilitate the execution of traditional salon services;
  To facilitate commerce in the field of beauty care services on the Internet, and;
  To provide consumers with a single source for all their beauty care services and products.

In general, beauty care services apply to every individual, however we are targeting more affluent individuals and corporate organizations as our initial customers. At no time in history have more adults daily lives been so full of activities, related to both career and personal pursuits.It has been repeatedly noted in the press/media that it is a daily struggle for most of the population to find enough time to accomplish everything they wish. Having beauty care services performed in the home has been a fixture in the very affluent portions of society for decades, with price and availability being the barrier to adoption by the bulk of mainstream society.

Utilizing the power, reach, and efficiencies of the Internet, we believe our business can deliver these much sought after services to the mass market in major metropolitan areas. Our focus will be only on delivering these services to major metropolitan cities for two primary reasons: 1) daily life is much more demanding in these areas, therefore making our value proposition greater; 2) transportation infrastructure and time would make execution in more rural areas difficult.

The planned services to be offered by the company are: hair, nail, makeup, and massage. Beauty care products related to all services provided will also be available for purchase. All services are provided by independent stylist's that are engaged by My Personal Salon.

We currently operate in Manhattan, New York and have found that customers in the targeted market segments: affluent individuals and corporate, have embraced our service. This response has been very encouraging, and we plan to expand our business to other major markets as soon as we have sufficient capital and management resources available to us.

BACKGROUND

My Personal Salon was founded in September 2000 by Vincent C. (Vince) Hickman, an entrepreneur with a background in computer engineering, Internet advertising and sales, and Avrham (Avi) Paravi, an entrepreneur who has owned and operated various hair and beauty salons in Israel and the United States.

The initial three-month period was used to develop our original business plan, analyze our concept of providing on-location beauty care services to consumers at their choice of location, and analyze our ability to obtain independent stylist's to provide our on-location services.

During this initial planning cycle, we added two highly experienced individuals to our board of directors: George Lois, a preeminent creative force and advertising industry innovator; and Stephen Davis, a garment industry entrepreneur who has started and managed various high profile enterprises over a twenty-five year career.

In December 2000, we initiated strategic partnership discussions with Redken 5th Avenue NYC, a subsidiary of the L'Oreal Corporation. This relationship, which was finalized in April 2001 and is valid for one year, provides My Personal Salon with:

  Deep discounts on all Redken products;
  Ongoing product education and start-up kits for up to 100 independent stylist's per year;
  $35,000 in yearly revenue for advertising and promotional purposes;
  10% accrual from Redken on all product sales to be used for marketing and advertising; and
  Strategic consultation in the areas of product sales, delivery and development of a custom product catalogue.

From January to August 2001, we conducted market tests on each our service offerings to assess consumer interest, customer acquisition rates, pricing points, and overall public opinion. These test-marketing operations generated approximately $64,000 in sales during this period of time.

INDUSTRY OVERVIEW *

One instructive way to analyze the salon industry is to look at a breakdown of the industry by size:

The Salon's

3.7% of all salons have greater than 15 employees
4.9% of all salons have 10-14 employees
5.3% of all salons have 7-9 employees
18% of all salons have 4-6 employees
10.4% of all salons have 3 employees
20% of all salons have 2 employees
37.7% are individual shop owners

The average salon generates annual revenues of $650,000. 86% of salons report sales growth in the last few years, with overall growth of over 13%. Only 7% reported declining sales. 93% of salons expect that growth to continue, with over 15% growth anticipated, and only 2% of salons forecast declines.

The average salon has a customer base of a salon is 2,731 patrons, and the average customer comes in 1.7 times per month. 80% of salons reported that they saw growth in that customer base over the last few years, with half calling the growth significant. In the next four years 93% of salons expect to see more growth in their customer base, with 42% calling that growth in clientele significant.

This illustrates the severely fragmented nature of the salon industry and provides insight on the business opportunity for our company. As it has been demonstrated in other industry segments, there exists an enormous opportunity to create a market leading position through acquisition or through partnerships. The "economies of scale" that can be realized through collective management and operation of multiple locations nationwide will prove to be one of the most beneficial factors to our future revenue and earnings growth.

The Customers

Approximately 50% of the U.S. population participates in the salon industry, but by far women make the biggest impact in the salon industry. Women made an estimated 901 million trips to the beauty salon in 1998 and 52% of these visits were by women age 50 and over. In addition, that number is expected to grow by roughly 125 million visits over the next 12 years – zooming to over 1 billion trips a year.

Another customer demographic being targeted is the male market. Men are now taking a more active interest in their hair, and in their appearance in general, and they are increasingly turning to hair stylist's rather than to barbers to give them service. As would be expected, younger men are more likely than older men to visit a stylist. In this demographic, youth rules. While some 6% of salons had only female clients, 12% of salons had under 10% male clients, some 25% of all salon patrons last year were men.

It is estimated that 80% of salon clients are white, 9% African-American, 4% Hispanic, and 7% other races. Those numbers, if they mirror the general population, are expected to change. This is because the ethnic market is seen as a burgeoning one, with enormous growth potential.

The U.S. in the year 1990 had 109 million white residents, or 76% of the total; 29 million African-American, or 12%; 21 million Hispanic, or 9%, and 7 million Asian, or 3% of the entire population.

In 2000, those percentages of the population have changed to reflect a population that is 198 million white, or 72% of the total; 34 million African-American, or 13%; 31 million Hispanic, or 11%; and 11 million Asian, or 4% of the total population.

Going forward, those percentages will continue to change to result in approximately 50% of the population being white, 15% African-American, 25% Hispanic, and 10% Asian.

These customer trends shed light on a key principle that we have adopted and its benefit to the Company's future success. Since the early stages of the beauty care industry, any entity providing services have naturally focused on a specific consumer segment as its focus. It is not uncommon to see, even today, a beauty salon offering services catered to women and a barbershop nearby catering to the needs of men. This separation of services has created an environment that charges women a much higher rate for services that men would pay less for, even though the services may be identical.

We take a truly "unisex" view to the services we provide. There is no differentiation given to male and female customers. Service offerings and pricing are determined specifically based on the nature of the service, for instance: the length or type of hair, not on whether you are a male or female customer. Our "unisex" policy has received a significant response from the marketplace during market tests and has already been the source of customer loyalty.

The Labor Force

There were 1,286,000 professionals employed in the 296,563 beauty salons, barbershops, skin care salons, day spas, and nail salons in January 1999.

60% of salon employees work full-time, 29% are part-time (20-35 hours), and 11% are low time (less than 20 hours). 92% have one or more years of experience, and over 68% are employed by full service salons.

8% of the workforce (about 100,000 people) is comprised of workers with less than one year of relevant salon experience. This number is comparative the current number of cosmetology school graduates. The vast majority of these inexperienced workers go to work at full service salons.

Currently, there remains an average of 4.34 professional employees per American salon.

We believe these characteristics of the beauty care workforce create a significant opportunity for our Company. The corporate culture of the salon industry to date has been one of little industry education, very little professional development, unsatisfactory working conditions, sub-standard compensation, and no thought to quality of life issues.

Our ability to create an extremely flexible and nurturing working environment, a continuing education program, a compensation structure based on performance and commitment, and an employee benefits program that currently does not exist in the salon industry gives our senior management a valuable tool in order to acquire and retain the very best personnel in the industry.

* All statistical information contained herein is derived from the most recent published information released by The National Accrediting Commission of Cosmetology Arts and Sciences (NACCAS). NACCAS is recognized by the U.S. Department of Education as the national agency for the institutional accreditation of schools within the beauty care industry. It presently accredits approximately, 1000 institutions that serve over 100,000 students each year.

BUSINESS SEGMENTS

Our operations address six market segments as follows:

- Consumer Services: The busy adult that places importance on their appearance/ health and places value on the services currently offered by traditional salons. This segment comprises 40% of the total market opportunity and is the core focus of all company initiatives. Based on the significance of this market segment, we will allocate 40% of our total budget and human resources to servicing this area of the business.

- Industry Services: Providing the Fashion, TV/Film and Editorial/Print Industry with a single resource for all hair, makeup and manicure services needed for any production shoots. This segment comprises 20% of the total market opportunity and a key focus of company initiatives. Based on the significance of this market segment, we will allocate 20% of our total budget and human resources to servicing this area of the business.

- Corporate Services: Fortune 500 Companies who wish to provide on-location salon services to their employees as well as using the service for corporate client events and promotions. This segment comprises 5% of the total market opportunity and a key focus of company initiatives. Based on the significance of this market segment, we will allocate 5% of our total budget and human resources to servicing this area of the business.

- Bridal Services: Offering on-location services to the Bride and her following, as well as offering the service to corporate members of the Bridal Industry, Ex. Wedding Planners, Wedding Rental Locations, etc. as an added value to their clients. This segment comprises 20% of the total market opportunity and a key focus of company initiatives. Based on the significance of this market segment, we will allocate 20% of our total budget and human resources to servicing this area of the business.

- Tourism Services: Providing Hotels and Resorts with a resource for on location salon services as an added value to their clients. This segment comprises 10% of the total market opportunity and a key focus of company initiatives. Based on the significance of this market segment, we will allocate 10% of our total budget and human resources to servicing this area of the business.

- Retail Services: Drive consumers to the retail/department location, by creating an on-location salon area for the consumer, who by choice of convenience wants to have the beauty service performed at this location. This should trigger a possible impulse purchase of other products sold at that specific location. This segment comprises 5% of the total market opportunity and a key focus of company initiatives. Based on the significance of this market segment, we will allocate 5% of our total budget and human resources to servicing this area of the business.

EXPANSION

The company current offers services only in New York City, with plans to expand to other major metropolitan areas worldwide. Site selection is based on a number of key factors: suitable transportation infrastructure for employees, suitable entertainment industry presence, and existence of the proper customer demographics.

MARKETS AND MARKETING

We have planned various advertising, sales and promotion programs for our marketing initiatives, and expect to budget a substantial percentage of our available cash for such programs. Our management has developed promotional tactics and institutional sales messages targeting certain customer types and positioning each concept in the marketplace. Print, radio and television and billboard advertising campaigns will be developed and supervised at the Company's headquarters.

- Consumer Services: The consumer segment will be addressed through a regionally targeted mix of public relations and advertising. To create brand awareness among the busy urban professional, we will continue to work closely with members of the press within the beauty / fashion community. Offering complimentary services to beauty editors of regional and national media outlets has proven to be a great source of press coverage for our company, and will continue to be a core strategy of our marketing plan.

In addition, involvement in charitable pursuits has also proven very successful for we. Our ability to select a charity that not only is in keeping with the personal beliefs of our management, but also attracts participation by our target demographic lends itself well toward justification and participation. Typically, we will donate a "Celebrity Style" package for two to the charity for a giveaway or auction, with the proceeds benefiting the charity involved. In addition, we will typically have a stylist attend the function to give a demonstration of our services during the auction. This has proven to be an instant "buzz" creator, as most items given or auctioned away at these functions tend to be a íless than inspiring" presentation.

- Industry Services: The industry segment will be addressed with some limited advertising in specific trade periodicals and niche marketing verticals, but the majority of this segment will be address through our relationships within the community itself, our stylist's.

The successful penetration of the market depends greatly on our ability to inspire our stylist's to divert most, or all, of the requests for services that each receive daily to our company. Our senior management has, and will, continue to work closely with our stylist's to identify possible clients on the industry side and work to develop client acquisition strategies for each opportunity.

- Corporate Services: The corporate segment will be addressed through partnerships with service companies acting as "employee benefit providers." As an example, the Company currently has a strategic relationship with City Access, a provider of a wide range of services to the human resources departments of many Fortune 500 companies nationwide. The value proposition to the end client, is the ability to offer its workforce a host of services; from transportation, dry cleaning, event planning, and entertainment, to on location beauty care services. A key opportunity is the fact that our services have a significant "celebrity" twist to them, and therefore become a powerful sales tool for the services provider.

- Bridal Services: The bridal segment will be addressed through targeted advertising in bridal related media outlets and through partnership with bridal service providers and manufacturers. One strategy that has been developed is to package both our Company's services with that of the sale of wedding dresses. Both are a two-day process that lends great synergy. During the fitting portion of the wedding dress purchase, it makes sense to have the trial portion of the hair and makeup done as well. As the wedding day approaches it is necessary for a final fitting of the wedding dress and therefore a perfect opportunity to follow up with the final hair and makeup session. This strategy is not only beneficial to our company, but provides the wedding dress provider with an additional sales "hook" to entice the bride to make the purchase at their establishment. It is also crucial to factor in the value to the bride-to-be, as the coordination between our company and the dressmaker gives the bride a higher level of confidence that they will look spectacular on the most important day of their life.

- Tourism Services: The tourism segment will be addressed through targeted advertising and through partnership within the hospitality industry. The key for customer acquisition here is relationship development with the thousands of concierges throughout the metropolitan areas we serve. We have already assessed that beauty care services are routinely requested at hotels worldwide, but the ways these services are provided are extremely fragmented and certainly not in keeping with the level of service provided in other areas.

- Retail Services: The retail segment is currently under development, however there are key points to be noted. We have identified an opportunity to provided national and regional retailers, that have a significant presence of beauty care products for sale, an ability to create the "ultimate" impulse purchasing environment. In theory, to have a customer walk past a "sea" of lipsticks, eye shadows, and lip liners seconds after having one of the hottest celebrity stylist's in the area perform a makeup application on them, creates a sales opportunity we feel does not exist currently. In addition, having a high profile stylist performing these services in house gives retailers an exciting promotional tool to use in the many event driven promotions seen in the "Sunday" newspapers across the country.

TRAINING PROGRAMS

The Company has an extensive hands-on training program for its managers and stylist's, which emphasizes both technical training in hairstyling and cutting, perming, hair coloring and hair treatment regimes as well as customer service and product sales. The objective of the training programs is to ensure that customers receive professional and quality service which the Company believes will result in more repeat customers, referrals and product sales. The Company has full- and part-time artistic directors provided by our strategic partner, Redken 5th Avenue NYC, who teach and train the stylist's in techniques for providing the beauty care services and who instruct the stylist's in current styling trends. The Company also has an audiovisual-based training system in its salons designed to enhance technical skills of hairstylist's. The Company has a customer service-training program to improve the interaction between employees and customers. Staff members are trained in the proper techniques of customer greeting, telephone courtesy and professional behavior through a series of professionally designed videotapes and instructional seminars.

STAFF RECRUITING AND RETENTION

Recruiting quality independent managers and stylist's is essential to the establishment and operation of a successful business in our industry. In the search for managers, our executive team recruits or develops and promotes from within those stylist's that display initiative and imagination. We have been successful in recruiting capable managers and stylist's for two reasons. First, we utilize a broad compensation system including cash incentives and benefit programs. We believe that our compensation structure for managers and stylist's is competitive within the industry. Secondly, our company offers a career path with the opportunity to move into managerial and training positions.

OPERATIONS

Company currently operates in New York City, with plans to expand to other major markets worldwide. The key point to highlight is that due to our utilization of technology, all of the administrative requirements for nationwide operation can be run successfully from our New York headquarters.

We have subcontracted all information technology management and ongoing website and database development to Virtual Internet Services, Inc., ("VIS"), a web and telemarketing services provider with offices in California and Florida, (see "Exhibits – Virtual Internet Services Agreement"). VIS will also provide us with customer service representation, which will allow My Personal Salon to service many more clients that its employed staff would allow during its development stage. VIA will also engage in one telemarketing campaign per quarter, which will be defined and managed by our management personnel.

The requirements for local coordination in our future service areas will be fulfilled by a Regional Vice President, ("RVP"). The RVP"s responsibilities will include: keeping current on local issues affecting our business; being the "voice" of our company in that market; and acting as the initial point of contact for human resources issues related to the stylist's in that market. We expect to hire an individual to serve in this capacity in each market. However due to current financial constraints, we have initially engaged TDM Fashion Inc, ("TDM"), a consulting firm, to provide these services in the Manhattan area, (see "Exhibits – TDM Fashion Agreement").

COMPETITION

The hair care industry is highly competitive. In every area in which we offer a service, there are many competitors offering similar services and products at similar prices. We face competition from companies which operate salons as departments within department stores and from smaller chains of salons, independently owned salons and, to a lesser extent, salons which, although independently owned, are operating under franchises from a franchising company that may assist such salons in areas of training, marketing and advertising. Significant entry barriers do not exist for new companies. The principal factors of competition are quality, consistency and convenience. We continually strive to improve our performance in each of these areas and to create additional points of difference versus the competition.

COMMUNITY INVOLVEMENT

Charity involvement has comprised of donating services to charities that have an indicated level of involvement by our target demographic: urban professionals, ages 25 to 55. For example, the company participated in a local New York City charity event to benefit the Alan T. Brown Foundation for the Cure of Spinal Cord Research. A beauty care package for two was donated and auctioned off in the presence of 800 of New York City"s social elite. There was much consumer awareness generated by the event and therefore a success. Company management feels it has a responsibility to the community to be involved at whatever level makes sense, with the responsibility of management to ensure that any activity is done in a fashion to promote a consumer awareness without taking away from the need for the charitable entity to be the focus of the event.

GOVERNMENTAL REGULATIONS

The beauty care industry is regulated at the State level, specifically being regulated in New York by the States "Appearance Enhancement" legislation. Upon consultation with the State"s General Counsel, the company must be aware of the regulations in place and take a "best practices" approach to our business. The key point to be aware of is that the State recognizes the company as an employment agency rather than a beauty care salon, so from a liability standpoint, all liability associated with the compliance of the Appearance Enhancement regulations rest on the independent contractors who perform the actual services. Company management believes this is consistent policy across all jurisdictions nationwide.

EMPLOYEES / INDEPENDENT STYLISTS

The fact that our business is operated on a largely "virtual" basis, with contract stylist's providing all of the services at the point of sale, will allow My Personal Salon to reduce the number of employees needed to execute our business plan. All of our independent stylist's are independent contactors recruited from the International Alliance of Theatrical Stage Employees (IATSE) for Hair and Make Up.

The key factor we must continue to address in order to keep the very best talent in the industry are the culture and environment that we create for our employees. It is part of the beauty care industry folklore; most salon owner / operators create and run a "sweatshop" environment for their stylist's. Lack of professional respect, fair compensation, and employee benefits are hallmarks on the industry worldwide. Our continued goal to create an environment of respect and opportunity for stylist's everywhere has given the company an enormous amount of loyalty form our stylist's to date and will continue to be a factor considered in every corporate decision made.

As of the date of this prospectus, we had two full-time employees, Mr. Avrham Paravi, and Vincent C. Hickman, and one part time employee, Mr. Stephen Davis. We also utilize the services of two consultants and four independently contracted hair and beauty stylist's. My Personal Salon is not a party to any collective bargaining agreements. My Personal Salon considers its relations with employees and independent contractors to be good.

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MANAGEMENT"S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion regarding the financial statements of My Personal Salon, Inc. should be read in conjunction with the financial statements included herewith.

OVERVIEW

For the next twelve months, My Personal Salon will require significant additional capital to achieve our planned expansion. We estimate that fixed costs to maintain our current operations without additional growth is $8,758 per month. We are not yet conducting full-scale operations, and our average monthly revenue, exclusive of sales to Redken, has been $2,432. Without additional funding, we are in jeopardy of not sustaining operations.

Management estimates that in order to sustain growth on an adequate basis, My Personal Salon needs from $1,000,000 to $3,000,000 in equity capital over the next 12 months. In the event that we are able to obtain this financing, these funds will enable us to become very aggressive in advertising and marketing, and to expand into additional markets outside Manhattan, New York.

My Personal Salon's only potential source of equity capital at this time is through our relationship with Equinet Inc., which has been engaged to locate candidate investors or lenders on a best efforts basis. If Equinet is not successful in locating these investors or lenders, we do not know how My Personal Salon will raise the capital necessary to grow its business.

Assuming the capital needs are met, initially, My Personal Salon will launch a regional advertising campaign on television, radio, magazines, newspapers and billboards in the Manhattan, New York area for the purpose of branding the name as well as driving the acquisition of new customers. The Company also intends to increase the number of its employees to handle the additional demands associated with expansion of its customer base. Additional employees may be hired in sales, customer service and administration. Furthermore, the Company will need to lease additional office space to accommodate the associated growth in number of employees.

RESULTS OF OPERATIONS

For the period from November 9, 2000 (inception) to June 30, 2001, we recorded an operating loss of ($354,762). This operating loss is largely attributable to initial web development and general and administrative expenses associated with a start up venture. We generated gross sales of $64,186 during this period, with $19,186 in actual revenue and $45,000 in deferred revenue. Our net loss per share of common stock was approximately ($0.01), or ($0.03) on a weighted average basis, for the period from November 9, 2000 (inception) to June 30, 2001. We expect to continue to operate at a loss through fiscal 2001. Further, there can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

CAPITAL RESOURCES AND LIQUIDITY

At June 30, 2001, we had current assets of $1,392 and total assets of $92,237. These assets consist of cash on hand of $1,392, $85,990 in Property and Equipment and $4,855 in Notes Receivable from stockholders. Net stockholders' equity in My Personal Salon was $16,159 at June 30, 2001. We remain in the development stage and, since inception, have experienced no significant change in liquidity, capital resources or shareholders' equity.

On September 7, 2001, we closed a private placement of securities exempt from registration under Regulation D, Rule 506 under of the Securities Act, as amended. We received an aggregate total of $84,858 in cash investments from 44 accredited investors. We also received an aggregate total of $393,892 in services from 9 professionals and service providers, in exchange for shares issued to them under the Private Placement. The proceeds from, and shares issued in lieu of cash under, this private placement offering were used to pay for (a) management, marketing and professional consultation and services in connection with the development and start-up of our business; (b) the initial development of our web site; (c) legal and accounting fees; (d) hosting, maintenance and ongoing upgrades for a our website, and customer service representation and Internet advertising until September 17, 2002; and (e) working capital purposes, including general and administrative expenses.

CASH REQUIREMENTS AND ADDITIONAL FUNDING

As of June 30, 2001, our principal commitments consisted of $31,078 accounts payable to our attorneys, and $45,000 in advance payments from Redken for marketing services until April 6, 2002. All accounts payable have been satisfied as of October 10, 2001. The relationship with Redken is continuing, and we believe our relationship with Redken to be good. Although we have no material commitments for capital expenditures, we anticipate a substantial increase in our capital expenditures consistent with anticipated growth in operations, infrastructure and personnel. Additionally, we will continue to evaluate expanding our sales and marketing programs. Our capital requirements will depend on many factors, including:

-
the rate of market acceptance of our services;
-
the amount of expenditures that will be needed for marketing and promoting our brand name; and
-
potential changes in economic, regulatory or competitive conditions of our planned business.

However, there is no assurance that the company will be successful in any such effort.

Our current cash forecasts for My Personal Salon indicate that there will be negative cash flow from operations for the foreseeable future. We believe that financing of at least $75,000, together with the balance of approximately $1,392 remaining from a total of $84,858 received from our recent private placement offering completed in September 2001, will be sufficient to meet our anticipated needs for working capital, capital expenditures and business development for the next twelve months. We expect to utilize cash at an average rate of approximately $6,300 per month, or $75,600 for the next twelve months.

If we are unable to raise a minimum of $75,000 in financing, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results, and we will be forced to delay our planned expansion. Although we have historically relied upon financing provided by our officers and directors to supplement our operations, they are not legally obligated to provide My Personal Salon with any additional funding in the future. We currently do not maintain any lines of credit nor do we have any agreements other than the best efforts agreement with Equinet Inc. for additional sources of financing.

In the future, we will be required to seek additional capital by selling debt or equity securities, if we are not successful we may be forced to curtail operations, sell assets, or otherwise be required to bring cash flows in balance when it approaches a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that financing will be available in amounts or on terms acceptable to us, or at all.

PLAN TO ADDRESS GOING CONCERN OPINION

The financial statements for the year June 30, 2001 have been prepared on a going concern basis. The issuance of a going concern opinion by the auditors indicates that the auditors have substantial doubt about our ability to continue as a going concern. We incurred net losses of $354,762 for the period from our inception to June 30, 2001. These factors indicate that the Company's continuation, as a going concern is dependent upon its ability to obtain adequate financing. If we are unable to obtain adequate financing necessary to support our ability to continue operations, advance our plan of operations, increase our sales and increase our working capital, our ability to continue operations would be substantially limited. If we are unable to properly fund our plan of operations, the Company's continuation would be jeopardized. Management's plan to overcome its financial difficulties consists of raising additional capital and increasing revenues from its operations. On June 13, 2001, we engaged Equinet Inc., a financial advisory firm owned by Gregg Davis, the son of Stephen Davis our Chief Executive Officer, to identify and solicit private and institutional investors or lenders of up to $3 million in our behalf, on a best efforts basis.

Return to Table of Contents: Part I

PROPERTIES

While the operation of our business is mostly "virtual," we do have the use of a 250 square foot office facility at 1407 Broadway, Suite 1206 in the Manhattan borough of New York City in the state of New York. This location serves as our principal executive office. We operate from this location on a cost-free basis, pursuant to a verbal agreement with our Chief Executive Officer, Stephen Davis, who leases a 1,200 square foot office at this location through another entity, Worldwide Import and Export Services (see "Certain Relationships and Related Transactions").

AVAILABLE INFORMATION

My Personal Salon is presently subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). My Personal Salon has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") with respect to the securities offered hereby. This prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement on file with the Commission pursuant to the Act and the rules and regulations of the Commission thereunder. The Registration Statement, including the exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

Return to Table of Contents: Part I

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

My Personal Salon was originally organized as My Personal Salon.com LLC, a limited liability company in the State of Delaware on September 27, 2000.

On January 4, 2001 we entered into an agreement with CorpHQ Inc., a public company (OTC:COHQ) located in Redondo Beach, California to provide us with management and strategic consultation in connection with the initial development and start up of our company. CorpHQ also provided us with market research and marketing consultation and designed and developed our website, our customer scheduling database and our accounting system. CorpHQ and My Personal Salon agreed upon a value of $300,000 for these services. Under the agreement, CorpHQ agreed to accept 4,000,000 shares of our common stock, with registration rights, as compensation for their services. The agreement also provided for the assignment of some or all of these shares by CorpHQ to its subcontractors. This transaction was exempt from registration under Regulation D, Rule 506 as promulgated under the Act.

On March 23, 2001 we merged with My Personal Salon.com Inc., a Delaware corporation formed specifically for this purpose. On June 6, 2001, the name of the corporation was changed to My Personal Salon, Inc. in order to pursue the current business plan.

On March 28, 2001, our board of directors confirmed acceptance of all services delivered to the Company under the CorpHQ agreement and executed the Termination of Marketing Agreement and General Release with CorpHQ, (see "Exhibits").

On April 1, 2001 we commenced the sale of up to 6,000,000 shares of common stock, (including the 4,000,000 shares placed with CorpHQ Inc.) to certain accredited investors known to our management personnel through transactions that were exempt from registration under Regulation D, Rule 506 as promulgated under the Act.

On June 7, 2001 we received written notice from CorpHQ to assign a total of 2,000,000 shares to the five subcontractors (see "Selling Stockholders") that it had engaged in the development and completion of our project. Each CorpHQ assignee was issued shares of common stock with full registration rights under the CorpHQ Agreement.

On May 29, 2001 we entered into an agreement with EquityNet Research Inc., (" EquityNet") an independent financial analyst headquartered in Sherman Oaks, California, to provide Investment Research Reports on our company to investors and brokerage firms, at such time as our securities become traded on the OTC Bulletin Board (see "Exhibits"). These Research Reports will be disseminated by mail and through EquityNet"s website.

On June 13, 2001 we entered into an agreement with Equinet Inc., a New York corporation controlled by Gregg Davis, who is the son of our Chief Executive Officer and Director Stephen Davis. Under this agreement Equinet Inc. will serve as a financial consultant to locate investments and/or loans of up to $3 million for the Company, on a best efforts basis, (see "Exhibits").

On June 21, 2001 Vincent C. Hickman, co-founder and director resigned from the position of Chief Executive Officer. An outside director, Stephen Davis assumed the position on that date. Mr. Hickman assumed the title of President on that date.

On July 23, 2001 we executed a Promissory Note with Stephen Davis in the amount of $1,850, (see "Exhibits"). The Note is payable on July 23, 2002 and accrues 8.5% interest per annum.

On July 23, 2001 we executed a Promissory Note with Avrham Paravi in the amount of $3,005, (see "Exhibits"). The Note is payable on July 23, 2002 and accrues 8.5% interest per annum.

On July 30, 2001 we executed a Consulting Agreement with Martin Bond, CPA, a member of our board of directors. This agreement provides for payment to Mr. Bond in cash or common stock for financial services rendered to the company outside of his responsibilities as a director.

On August 20, 2001 we executed an Independent Agency Agreement with T.D.M. Fashion, Inc., a New York corporation, to provide sales and sales management services on a commission basis. This agreement also contains a provision for the issuance of up to one million options to purchase common stock at $0.50 per share, upon the completion of certain milestones, and is subject to a two-year vesting period, (see "Exhibits – TBM Fashion Agreement").

On September 12, 2001, we entered into an agreement with Virtual Internet Services, (see "Exhibits – Virtual Internet Services Agreement") to provide telemarketing services, order fulfillment, merchant services and Internet advertising on its Internet site at www.vypd.com for the period of one year at a cost of $50,142. Under this agreement, we agreed to pay Virtual Internet Services the sum of 668,558 shares of our common stock, subject to registration rights in lieu of cash payment. Virtual Internet Services, Inc. is also an owner of an additional 50,000 shares as a result of assignment from CorpHQ.

The services of our Chief Executive Officer, Stephen Davis are not exclusive to My Personal Salon. Mr. Davis also is a principal in Worldwide Import and Export Services, a clothing importer and exporter. We believe that no conflict of interest exists between Mr. Davis, Worldwide Import and Export Services and My Personal Salon.

Return to Table of Contents: Part I

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the National Association of Securities Dealers" Over-the-Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize.

HOLDERS OF OUR COMMON STOCK

As of the date of this registration statement, we had 60 registered shareholders.

Return to Table of Contents: Part I

EXECUTIVE COMPENSATION

The following table sets forth the total compensation earned by or paid to My Personal Salon's Executive Officers for the period from November 1, 2000 (inception) to June 30, 2001. No officer of My Personal Salon earned a salary during this period of time.

LONG TERM COMPENSATION

	ANNUAL COMPENSATION				Awards		Payouts
All Other Compensation ($)	Other Annual				Restricted Stock	Securities Underlying	LTIP
	Year	Salary ($)	Bonus ($)	Compensation ($)	Awards ($)	Options/SARs (#)	Payouts ($)
Stephen Davis	2000	$0	$ 0	$ 0	$ 0	--	$ 0
Vicent C. Hickman	2000	$0	$ 0	$ 0	$ 0	--	$ 0
Avrham Paravi	2000	$0	$ 0	$ 0	$ 0	--	$ 0

OPTIONS/SAR GRANTS IN THE FISCAL YEAR 2000 INDIVIDUAL GRANTS

None.

AGGREGATED OPTIONS/SAR EXERCISES IN THE FISCAL YEAR 2000 AND FY-END OPTION/SAR VALUES

None.

EMPLOYMENT AND RELATED AGREEMENTS

None.

Return to Table of Contents: Part I

STOCK OPTION PLANS

To date, My Personal Salon has not issued any stock options, however, it has entered into an agreement with TDM Fashion Inc., which requires the issuance of up to 1,000,000 options to purchase common stock at $0.050, on certain milestones over a one year period, and subject to certain vesting provisions, (see "Exhibits – TDM Fashion Agreement"). Accordingly, the Company is in the process of developing a 2001 Stock Option Plan (the "Stock Option Plan"), which will be presented to the Board of Directors for submittal to a vote of the stockholders of My Personal Salon at the next Annual Meeting of the stockholders of the Company.

LEGAL MATTERS

Thomas M. Jones, Esq. of Irvine, California, will pass upon the validity of the securities offered hereby for My Personal Salon.

EXPERTS

The Financial Statements of My Personal Salon for the fiscal year ended June 30, 2001 included herein and elsewhere in the registration statement, have been included herein and in the registration statement in reliance on the reports of Weinberg & Company P.A. appearing elsewhere herein, and upon the authority of said firms as experts in accounting and auditing.

Return to Table of Contents: Part I

MY PERSONAL SALON, INC.
FINANCIAL STATEMENTS
JUNE 30, 2001

MY PERSONAL SALON, INC.

CONTENTS

PAGE	1	INDEPENDENT AUDITORS' REPORT

PAGE	2	BALANCE SHEET AS OF JUNE 30, 2001

PAGE	3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM NOVEMBER 9, 2000 (INCEPTION) TO JUNE 30, 2001

PAGE	4	STATEMENT OF STOCKHOLDERS" EQUITY FOR THE PERIOD FROM NOVEMBER 9, 2000 (INCEPTION) TO JUNE 30, 2001

PAGE	5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM NOVEMBER 9, 2000 (INCEPTION) TO JUNE 30, 2001

PAGES	6 - 13	NOTES TO FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
My Personal Salon, Inc.

We have audited the accompanying balance sheet of My Personal Salon, Inc. as of June 30, 2001 and the related statements of operations, changes in stockholders" equity and cash flows for the period from November 9, 2000 (inception) to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of My Personal Salon, Inc. as of June 30, 2001 and the results of its operations and its cash flows for the period from November 9, 2000 (inception) to June 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has a loss from operations of $354,762 and a working capital deficiency of $74,686. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
September 18, 2001

MY PERSONAL SALON, INC.
BALANCE SHEET
AS OF JUNE 30, 2001

ASSETS

CURRENT ASSETS
Cash	$1,392
Total Current Assets	$1,392
PROPERTY AND EQUIPMENT - NET	85,990

OTHER ASSETS
Notes receivable – stockholders	4,855

TOTAL ASSETS	$92,237
==========
LIABILITIES AND STOCKHOLDERS" EQUITY

CURRENT LIABILITIES
Accounts payable	$31,078
Deferred marketing revenue	45,000
Total Current Liabilities	76,078

TOTAL LIABILITIES	76,078

STOCKHOLDERS" EQUITY
Preferred stock $.0001 par value 4,000,000 shares authorized, none issued and outstanding	-
Common stock, $.0001 par value, 100,000,000 shares authorized, 23,928,942 shares issued and outstanding	2,393
Additional paid-in capital	393,528
Accumulated deficit	(354,762)
Deferred service costs	(25,000)
TOTAL STOCKHOLDER'S EQUITY	16,159

TOTAL LIABILITIES AND STOCKHOLDERS" DEFICIENCY	$92,237
==========

See accompanying notes to financial statements

MY PERSONAL SALON, INC.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM NOVEMBER 9, 2000 (INCEPTION)
TO JUNE 30, 2001.

MARKETING INCOME	$15,000
SALES REVENUES	4,186
COST OF SALES	2,970
GROSS PROFIT	1,216
TOTAL INCOME	16,216
OPERATING EXPENSES
Web site development	216,957
Consulting fees	7,300
Depreciation and amortization	25,578
Professional fees	72,741
Other general and administrative expenses	48,412
Total Operating Expenses	370,988
LOSS FROM OPERATIONS	(354,772)

OTHER INCOME
Interest income	10
Total Other Income	10

NET LOSS	$(354,762)
===========
Net loss per share - basic and diluted	$(.03)
===========
Weighted average number of shares outstanding during the period - basic and diluted	13,716,308
===========

See accompanying notes to financial statements

MY PERSONAL SALON, INC.
STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
FOR THE PERIOD FROM NOVEMBER 9, 2000 INCEPTION)
TO JUNE 30, 2001

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Deferred Service Costs	Total
	Shares	Amount

Issuance of common stock to founders	19,000,000	$1,900	$1,900	$-	$-	$3,800

Issuance of common stock for services	4,100,000	410	328,340	-	(25,000)	303,750

Issuance of common stock for cash	828,942	83	62,088	-	-	62,171

Contributed services	-	-	1,200	-	-	1,200

Net loss, June 30, 2001	-	-	-	(354,762)	-	(354,762)

BALANCE, JUNE 30, 2001	23,928,942	$2,393	$393,528	$(354,762)	$(25,000)	$16,159
	==========	==========	==========	==========	==========	==========

See accompanying notes to financial statements

MY PERSONAL SALON, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 9, 2000 (INCEPTION)
TO JUNE 30, 2001

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(354,762)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25,578
Deferred marketing revenue	45,000
Stock issued for services	303,750
Contributed services	1,200
Changes in operating assets and liabilities:
Increase in accounts payable	31,078
Net Cash Provided By Operating Activities	51,844

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchased fixed assets	(111,568)
Net Cash Used In Investing Activities	(111,568)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	65,971
Loans to stockholders	(4,855)
Net Cash Used In Financing Activities	61,116

NET INCREASE IN CASH	1,392

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT THE END OF PERIOD	$1,392
==========

See accompanying notes to financial statements

MY PERSONAL SALON, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 9, 2000 (INCEPTION)
TO JUNE 30, 2001

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)  Description of Business and Summary of Significant Accounting Policies

My Personal Salon, Inc. is the surviving company of a merger executed June 6, 2001. The constituent business entities that participated in the merger were My Personal Salon, LLC, incorporated on September 27, 2000, and My Personal Salon.com, Inc. incorporated on March 23, 2001. On June 6, 2001 My Personal Salon.com, Inc. amended its Certificate of Incorporation and changed the name of the corporation to My Personal Salon, Inc. ("the Company"). The merger has been accounted for as a combination of businesses under common control and all accounts and transactions appearing in the financial statements have been recorded at historical cost.

The Company's operations commenced on November 9, 2000 and it has adopted a year end of June 30. The Company is a hair and beauty salon service company which facilitates the execution of traditional salon services at the consumers" choice of location, facilitates commerce in the field of beauty care services on the internet, and provides consumers with a single source for all their beauty care services and products.

(B)  Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C)  Cash Equivalents

For purposes of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D)  Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

The carrying amounts of the Company's notes receivable and accounts payable approximates fair value due to the relatively short period to maturity for these instruments.

(E)  Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided for using the straight-line method over the estimated economic useful life of the assets of three years. Repairs and maintenance that do not extend the useful life of the asset are charged to expense in the period they are incurred.

(F)  Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(G)  Net Loss Per Common Share

Basic net loss per common share (Basic EPS) excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertiblenotes, were exercised or converted into common stock. There have been no dilutive instruments outstanding since inception.

(H)  Computer Software Costs

The Company accounts for software obtained for internal use in accordance with the Accounting Standards Executive Committee Statement of Position No. 98-1 "Accounting For the Costs of Computer Software Developed or Obtained For Internal Use" ("SOP 98‑1"). SOP 98-1 generally requires the capitalization of all internal or external direct costs incurred in developing or obtaining internal use software. The Company depreciates software obtained for internal use over an estimated life of three years (See Note 3).

(I)  Advertising Costs

In accordance with the Accounting Standards Executive Committee Statement of Position 93-7, ("SOP 93-7"), the costs incurred for producing and communicating advertising of the Company are charged to operations. As of June 30, 2001, the Company incurred $424 in advertising expenses included in other general and administrative expenses.

NOTE 2    NOTES RECEIVABLE - STOCKHOLDERS

As of June 30, 2001, the Company had $3,005 due from a stockholder. The note is due on July 23, 2002 and bears interest at 8%.

As of June 30, 2001, the Company had $1,850 due from another stockholder. The note is due on July 23, 2002 and bears interest at 8%.

NOTE 3   PROPERTY AND EQUIPMENT

 The following is a summary of property and equipment at June 30, 2001:

Office equipment	$11,568
Computer software	100,000
Less: Accumulated depreciation and amortization	(25,578)
Property and equipment - net	$85,990
==========

Depreciation and amortization expense for the year ended June 30, 2001 was $25,578.

NOTE 4   PRIVATE PLACEMENT MEMORANDUM

On April 1, 2001, the Company issued a Private Placement Memorandum ("Memorandum"). The shares were offered without registration under the Securities Act of 1933, in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 Regulation D.

Under the terms of the Memorandum, a maximum of 6,000,000 shares for a total offering of $450,000 at a purchase price of $.075 per share were offered. The minimum investment was 500 shares or $37.50. The shares were offered by the Company to accredited investors only, on a best efforts basis, for a period of 360 days from April 1, 2001 or until such earlier date as all such shares were sold. Subscribers were not entitled to a return of funds after subscription. Each share of common stock entitles the holder thereof to one vote per share in all general voting of the stockholders of the Company.

As of June 30, 2001, the Company has sold 828,942 shares under this Memorandum for proceeds of $62,171. As of the date of this report, 826,942 shares have been issued and 2,000 remain to be issued (See Note 5).

NOTE 5   STOCKHOLDERS" EQUITY

(A) Common Stock

In March 2001, the Company authorized 26,000,000 shares of stock comprised of 25,000,000 shares of common stock at $.0001 par value and 1,000,000 shares of preferred stock at $.0001 par value.

In June 2001, the Company increased the authorized shares of stock to 104,000,000 shares comprised of 100,000,000 shares of common stock at $.0001 par value and 4,000,000 shares of preferred stock at $.0001 par value.

At June 30, 2001 there were 23,928,942 shares of common stock issued and outstanding. No preferred stock has been issued.

(B) Stock Issued for Cash

During the period ended June 30, 2001, the Company issued 19,000,000 shares of common stock to its founders for $3,800.

During the period from April 1, 2001 to June 30, 2001, the Company issued 828,942 shares of common stock for an aggregate of $62,171 (See Note 4).

(C) Stock Issued for Services

The Company issued 4,100,000 shares of common stock to various service providers. The shares were valued at $303,750; the fair market value for financial reporting purposes based on concurrent cash offering prices at the date of issuance.

NOTE 6    COMMITMENTS AND CONTINGENCIES

(A) Supplier Agreement

On April 6, 2001 the Company entered into a one-year agreement with Redken 5th Avenue NYC, LLC ("Redken") to exclusively use Redken products for all service needs of the Company. Additionally, the Company will retail Redken haircare and styling products, ensure initial and ongoing product and technique training on all Redken products, and provide Redken with monthly sales information for both Company service needs and retail sales.

In exchange for the above mentioned commitment, Redken agreed to provide initial and ongoing education on all Redken products used and sold by the Company and provide a start up kit of Redken products for up to 100 new employees per year. Additionally, Redken will provide an advertising and promotional allowance of $35,000 per year on a quarterly basis and create an accrual fund of 10% of total purchases (at 40% off salon list price) to be used by the Company to promote their Redken business. Redken will also advise the Company on product sales and delivery and assist the Company in the creation and ongoing maintenance of a product catalogue for retail sales.

(B) Provider Agreement

On May 2, 2001 the Company entered into an agreement with a Provider ("Provider"), to provide hair and makeup services and product sales to individuals and corporations. Additionally, the Provider will promote the Company in its monthly newsletter, holiday promotions and member alert services and the Provider will provide the Company's VIP clientele concierge services.

In exchange for the above mentioned commitment, the Company is obligated to pay 7.5% commission on gift certificates, Redken products and on hair and makeup services that are promoted by the Provider in member reminders, newsletters and customer service centers. The agreement shall remain in effect indefinitely and is cancelable by either party at any time with a ten-day notice or upon completion of outstanding orders.

(C) Placement Agreement

On June 13, 2001, the Company entered into an agreement with a placement agent to find a lender to fund the Company at least $3,000,000 on or before June 6, 2002. In general the placement agent will receive 10% of the first $1,000,000, plus 7.5% of all funds obtained between $1,000,000 and $2,500,000, plus 5% of all funds obtained between $2,500,000 and $5,000,000. Upon placement of the loan, the agent shall also receive warrants equal to 2.5% of the amount of stock that the loan amount could have been purchased based upon the bid price of the stock on the day that the loan is made. The agent is entitled to piggyback regulation rights for the stock underlying the warrants. The warrants will have a five-year life and a strike price equal to the prices paid by investors. The agreement may be terminated by either party in writing with five days advance notice.

(D) Consulting Agreement

On June 14, 2001, the Company entered into an agreement with an unrelated financial analyst to prepare and web-post an initial research report and three subsequent quarterly updates. In consideration for the services to be rendered, the Company agreed to pay $24,000 upon engagement by cash or a minimum of 50,000 shares of common stock plus associated costs in relation to dissemination of the information to the investment community. On June 18, 2000 the Company issued 50,000 shares of common stock at $.50 per share totaling $25,000 for future services upon the engagement of the financial analyst. The $25,000 has been accounted for as deferred service cost and shown as a contra to stockholders" equity in the financial statements.

NOTE 7    RELATED PARTIES

Certain of the Company's legal counsel are stockholders of the Company. See Note 2 for related party stockholder notes receivable.

Commencing April 1, 2001, the Company occupies office space provided by a related party on a month to month basis having a fair value of approximately $400 per month. The total fair value of the rent contributed for the period ended June 30, 2001 was $1,200 which has been charged to operations and treated as a contribution to additional paid in capital.

NOTE 8   INCOME TAXES

Income tax expense (benefit)for the year ended June 30, 2001 is summarized as follows:

Current:
Federal	$-
State	-
Income tax expense (benefit)	$-
==========

The Company's tax expense differs from the "expected" tax expense for the period ended June 30, 2001, as follows:

U.S. Federal income tax provision (benefit)	$(120,602)
Effect of net operating loss carryforward	120,602
$-
========

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at June 30 are as follows:

Deferred tax assets:
Net operating loss carryforward	$120,602
Total gross deferred tax assets	120,602
Less valuation allowance	120,602
Net deferred tax assets	$-
========

At June 30, 2001 the Company had a net operating loss carryforward of approximately $354,712 for U.S. Federal income tax purposes available to offset future taxable income.

The net change in valuation allowance during the period ended June 30, 2001 was an increase of $120,602.

NOTE 9    GOING CONCERN

The Company's financial statements for the period ended June 30, 2001 have been prepared on a going concern basis which contemplated the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $354,762 for the period ended June 30, 2001, and has a working capital deficiency of $74,686 at June 30, 2001. The Company's working capital deficiency at June 30, 2001 may not enable it to meet such objectives as presently structured. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital, commence profitable operations and implement its business plan. Management believes the Company will become profitable with the commencement of revenue producing operations during 2001. Additionally, management anticipates that the private placement memorandum and the placement agreement will generate sufficient resources to assure continuation of the Company's operations (See Notes 4 and 6(C)).

NOTE 10    CONCENTRATION OF MAJOR CUSTOMERS

During the period ended June 30, 2001, approximately 45.6% and 32.6% of the Company's revenues and 58.3% and 41.7% of the Company's deferred revenues were derived from sales to two customers, respectively.

NOTE 11   SUBSEQUENT EVENTS

(A) Agency Agreement

On August 21, 2001 the Company entered into a two-year agency agreement with an unrelated sales agency to solicit orders for sales of products and services to the Company's clients. The Company is obligated to pay the agency the following: (i) a sales commission of 20% of all gross profits (defined as profits net of stylist fees and product costs), (ii) a sales commission of 20% of the initial payment of marketing fees received by the Company from execution of agreements with product or service sponsors generated by the agency, (iii) a management fee of 2% of all revenue received from the sale of products and services generated by the sub-agents or other sales representatives.

Additionally, the Company granted the agency the right to purchase 500,000 shares of the Company's common stock at $.50 per share made in the following installments: (i) 100,000 shares at the end of each consecutive calendar quarter of continuous engagement for the first three quarters, and 200,000 shares after the completion of the fourth consecutive calendar quarter of continuous engagement. The options shall be exercisable commencing with the second anniversary of the agreement and shall expire on the third anniversary of the agreement. The Company is obligated to provide the agency with an incentive stock option agreement by October 21, 2001.

(B) Consulting Agreement

On July 30, 2001 the Company entered into an agreement with an unrelated consultant to provide financial services. The consultant agrees to transfer and assigns to the Company, all right title and interest in and to all inventions, ideas, disclosures and improvements in the areas of virtual business organizational management and the delivery of business services via the internet, whether patented or unpatented, and any copyrightable material made or conceived by the consultant during the period of the agreement.

In exchange for the services to be rendered, the Company agrees to pay a base consulting fee of $50 per hour, payable in common stock of the Company at fair market value per share.

The agreement shall remain in effect on an ongoing basis until it is revoked. The agreement may be terminated with thirty days written notice by either party, with or without cause.

(C) Advertising Agreement

On September 12, 2001 the Company entered into an advertising agreement with an unrelated internet and telemarketing organization to host and maintain the corporate website and email, including upgrades, updates and design usability. The agency will also place the Company in an aggressive advertising campaign rotation throughout targeted areas of the website, and provide operational and customer service support for all internet sales. In exchange for the services, duties and intangibles to be rendered, the Company shall pay the agency the sum of 668,558 shares of its common stock, subject to piggyback registration rights. The parties agree that the value of the shares to be issued shall be $50,182 and that the transfer of the shares shall reflect advance payment for monthly services. Additionally, the Company will pay a sales commission of 20% of all revenue received from the sale of products and services generated by the telemarketing campaign, and an operational customer support fee of 5% of all revenue received from all internet sales of the products and services. The agreement shall remain in effect on an ongoing basis for the period of one year. The agreement may be terminated only by mutual consent of the parties. In the event of any default of material obligation of either party, the other party may provide written notice of such default and if such default is not cured within thirty days of the written notice, the non-defaulting party may terminate the agreement.

Return to Table of Contents: Part I

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

(THIS AREA OF THE PAGE LEFT INTENTIONALLY BLANK)

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE PROVIDED TO YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE DELIVERY OF THIS PROSPECTUS AND ANY SALE MADE BY THIS PROSPECTUS DOESN'T IMPLY THAT THERE HAVEN'T BEEN CHANGES IN THE AFFAIRS OF MY PERSONAL SALON SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

DEALER PROSPECTUS DELIVERY OBLIGATION UNTIL JANUARY 10, 2002 90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

MY PERSONAL SALON, INCORPORATED 6,000,000 SHARES OF COMMON STOCK ------------------------- PROSPECTUS ------------------------- October 10, 2001

Return to Table of Contents: PART II

PART II    INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is required by its Bylaws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that the Company is permitted to indemnify. The Company's Charter requires it to indemnify such parties to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law permits the Company to indemnify its directors, officers, employees, or agents against expenses, including attorneys fees, judgments, fines and amounts paid in settlements actually and reasonably incurred in relation to any action, suit, or proceeding brought by third parties because they are or were directors, officers, employees, or agents of the corporation. In order to be eligible for such indemnification, however, the directors, officers, employees, or agents of the Company must have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company. In addition, with respect to any criminal action or proceeding, the officer, director, employee, or agent must have had no reason to believe that the conduct in question was unlawful.

In derivative actions, the Company may only indemnify its officers, directors, employees, and agents against expenses actually and reasonably incurred in connection with the defense or settlement of a suit, and only if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification is not permitted in the event that the director, officer, employee, or agent is actually adjudged liable to the Corporation unless, and only to the extent that, the court in which the action was brought so determines.

The Company's Certificate of Incorporation permits the Company to indemnify its directors except in the event of: (1) a breach of the duty of loyalty to the Company or its stockholders; (2) an act or omission that involves intentional misconduct or a knowing violation of the law and an act or omission not in good faith; (3) liability arising under Section 174 of the Delaware General Corporation Law, relating to unlawful stock purchases, redemptions, or payment of dividends; or (4) a transaction in which the potential indemnity received an improper personal benefit.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Return to Table of Contents: PART II

EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fee	$150
Accounting Fees and Expenses	9,000
Legal Fees and Expenses	52,000
Total	$61,150
========

RECENT SALES OF UNREGISTERED SECURITIES

My Personal Salon conducted a private placement of 6,000,000 shares of its common stock during 2001. This placement was made in reliance on exemptions from registration available under Regulation D, Rule 506 under the Act. All shares were placed at $0.075 each in exchange for investments of cash and as compensation for services rendered to the Company by contractors, (see "Selling Stockholders").

Return to Table of Contents: PART II

EXHIBITS

(a) Exhibits

  Certificate of Formation of My Personal Salon LLC dated September 27, 2000
  Certificate of Incorporation of My Personal Salon.com, Inc. dated March 23, 2001
  Share Purchase Agreement and Plan of Reorganization by and between My Personal Salon LLC. and My Personal Salon.com Inc. dated May 30, 2001
  Certificate of Merger of My Personal Salon LLC and My Personal Salon.com, Inc. dated June 6, 2001
  Certificate of Amendment of Certificate of Incorporation of My Personal Salon.com, Inc. dated June 6, 2001
  Bylaws
  CorpHQ Agreement dated January 4, 2001
  CorpHQ Inc. Registration Rights Agreement dated January 4, 2001
  Redken 5th. Avenue NYC Agreement dated April 6, 2001
  City Access Provider Agreement, dated May 2, 2001
  EquityNet Research Inc. Agreement dated May 29, 2001
  Equinet Inc Agreement dated June 13, 2001.
  Martin Bond, CPA Agreement dated July 30, 2001
  T.D.M. Fashion Inc. Agreement dated August 20, 2001
  Virtual Internet Services, Inc. Agreement dated September 12, 2001
  Opinion of Thomas M. Jones, Attorney at law
  Opinion of Weinberg & Company P.A.
  Power of Attorney (see signature page)

Return to Table of Contents: PART II

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of My Personal Salon pursuant to the foregoing provisions, or otherwise, My Personal Salon has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, My Personal Salon will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(2) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

(i)
Include any prospectus required by section 10(a)(3) of the Act,
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
(iii)
Include any additional or changed material information on the plan of distribution.

For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Return to Table of Contents: PART II

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration

Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on October 1, 2001.

MY PERSONAL SALON, INC.

By:

Avrham Paravi, Vice President, Secretary, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By:	By:

George Lois, Chairman	Stephen Davis, Chief Executive Officer, Director

By:	By:

Vincent C. Hickman, President, Director	Avrham Paravi, Vice President, Secretary, Director

By:	By:

Roberta Greene Director	Martin Bond Treasurer Director

Return to Table of Contents: PART II

EXHIBITS

EXHIBIT 1

STATE OF DELAWARE
OFFICE OF THE SECRETARY OF STATE

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "MY PERSONAL SALON LLC" IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE ELEVENTH DAY OF OCTOBER, A.D. 2000.

EDWARD J. FREEL, SECRETARY OF STATE
3294388 8300 AUTHENTICATION: 0728048\
001512547 DATE:10-11-00

CERTIFICATE OF INCORPORATION
OF
MY PERSONAL SALON, LLC

FIRST:	The name of the limited liability company is

MY PERSONAL SALON, LLC

SECOND:	The address of its registered office in Delaware is 3422 Old Capitol Trail, Suite 700, Wilmington,DE 19808-6192, county of New Castle. The name of its registered agent at such address is DELAWARE BUSINESS INCORPORATORS, INC.

THIRD:	The name(s) and address(es) of the initial member(s) of this Limited Liability Company will be:

Vince Hickman, Steve Davis, George Lois and Avi Paravi 5 West 31st. Street, 10th. Floor, New York, NY 10011

FOURTH:	The initial member(s) of this Limited Liability Company has the authorization to lend money to, borrow money from, act as surety, guarantor or endorser form guarantee or assume one or more obligations of, provide collateral for, and transact other business.

FIFTH:	The duration of the Limited Liability Company will be perpetual

IN WITNESS WHEREOF, the undersigned Authorized Agent has executed this Certificate of Formation on this date September 27, 2000.

AUTHORIZED PERSON/AGENT:
AGENT – DELAWARE BUSINESS INCORPORATORS, INC.
BY: Russell D. Murray, VP
DBI: 11890

EXHIBIT 2

State of Delaware
OFFICE OF THE SECRETARY OF STATE

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MY PERSONAL SALON.COM, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF MARCH, A.D. 2001, AT 9 O"CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor
Secretary of State
3372420 8100 AUTHENTICATION: 1042337
010144419 DATE: 03-23-01

CERTIFICATE OF INCORPORATION
OF
MY PERSONAL SALON.COM, INC.

The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation is MY PERSONAL SALON.COM, INC., (hereinafter the "Corporation").

SECOND: The address of the registered office and the name and address of the registered agent is lexis Document Services, Inc., 30 Old Rudnick Road, Suite 100, Dover, Delaware 19901.

THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation are as follows:

(a) To conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of the State of Delaware.

(b) To engage generally in the salon/personal care business as principal, agent, broker and in any lawful capacity

FOURTH: (a) The total number of shares of stock which the Corporation in authorized to issue is Twenty-Six Million (26,000,000) shares, consisting of Twenty-Five Million (25,000,000) shares of Common Stock, par value $0.0001 per share, (the "Common Stock"), and One Million (1,000,000) shares of Preferred Stock, par value $0.0001 per share, (the "preferred Stock").

(b) Every holder of the Common Stock shall be entitled to one (1) vote, in person or by proxy, for each share of the Common Stock standing in the name of such holder on the transfer books of the Corporation as to all matters upon which the holders of the Common Stock shall be entitled or offered the opportunity to vote.

(c) Pursuant to paragraph (a)(4) of Section 102 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation is hereby granted the authority to fix, by resolution or resolutions, any statements of the voting powers, if any, and the designations, preferences and other special rights, qualifications, privileges, limitations and restrictions granted to or imposed upon the Common Stock or the Preferred Stock.

FIFTH: The name and address of the sole incorporator of the Corporation is as follows:

David M. Farbman, Esq.
c/o Feltman, Karesh, Major & Farbman, LLP
152 W. 57th. Street
New York, NY 10019

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: The Corporation shall indemnify the Directors, officers and others to the extend provided in this Article SEVENTH.

(a) A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director"s duty or loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize the further elimination or limitation of the liability of Directors, then the liability of the Directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of the provisions of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

(b) The Corporation shall indemnify any person who was or is a party or witness, or is threatened to be made a party or a witness, to any threatened, pending or completed action, suit or proceeding by or in right of the Corporation, whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that he or she is or was a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee, agent, partner or trustee (or in any similar position) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized or permitted by the General Corporation Law of Delaware and any other applicable law, as the same exists or may hereunder be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights then said law permitted the Corporation to provide prior to such amendment), against expenses (including attorneys" fees) judgments, fines and amounts paid in settlement actually and reasonably by him or her in connection with such action, suit or proceeding, or in connection with any appeal thereof; provided however that except as provided in Section (c) of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suite or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the Board of Directors. Such right to indemnification shall include the right in connection with any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a Director or officer or other person in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer or other person, to repay all amounts so advanced if it should be determined ultimately that such Director or officer or other person is not entitled to be indemnified under this Article or otherwise.

(c) Any indemnification or advancement of expenses required under this Article shall be made promptly and, in any event, within sixty (60) days upon written request of the person entitled thereto. If a determination by the corporation that the person is entitled to indemnification pursuant to this Article is required and the Corporation fails to respond within sixty (60) days to a written request to a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within sixty (60) days, the right to indemnification and advancement of the expenses shall be enforceable by such person in any court of competent jurisdiction. Such person"s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the Corporation. It shall be a defense to any such action (other that an action brought to enforce a claim for advancement of expenses pursuant to this Article where the required undertaking has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor the fact that there has been an actual determination by the Corporation (including the Board of Directors, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or crate a presumption that the claimant has not met the applicable standard of conduct.

(d) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provision of this Article SEVENTH shall not affect any obligations of the Corporation or any rights regarding indemnification and advancement of expenses of a Director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification of the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

(e) The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another benefits plan or other enterprise again liability asserted against him or her in any such capacity or arising out of his or her status of such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, the General Corporation Law of Delaware or otherwise.

(f) If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director and officer of the Corporation as to expenses (including attorneys" fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of the Article that shall not have been invalidated by the General Corporation Law Of Delaware or by any other applicable law.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation in any manner now or hereafter prescribed herein and by the laws of the State of Delaware, and the rights conferred on the stockholders hereunder are granted subject to this reservation.

The undersigned; being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate and does hereby declare and certify that it is his act and deed and the facts stated herein are true, accordingly, does hereunto set his had this 2nd date of October, 2001.

IN WITNESS WHEREOF, I have signed this Certificate this 2nd day of October, 2001

DAVID M. FARBMAN
Incorporator

EXHIBIT 3

MAY 30, 2001

SHARE PURCHASE AGREEMENT
AND
PLAN OF REORGANIZATION

My Personal Salon.com, Inc.
A Delaware Corporation

ACQUISITION OF

My Personal Salon.com LLC
A Delaware Limited Liability Seller

SHARE PURCHASE AGREEMENT AND PLAN OF REORGANIZATION

THIS SHARE PURCHASE AGREEMENT (the "Agreement"), is made and entered into as of the 30th day of May 2001, by and between MY PERSONAL SALON, LLC, a limited liability company organized and existing under the laws of the State of Delaware, (the " Seller"); STEVE DAVIS, (an individual residing in the State of New Jersey); GEORGE LOIS, (an individual residing in the State of New York); AVI PARAVI, (an individual residing in the State of New York); and VINCE HICKMAN, (an individual residing in the State of New York); (referred to collectively herein as the "Members") and MY PERSONAL SALON.COM, INC., a corporation organized and existing under the laws of the State of Delaware (the "Purchaser").

WHEREAS, the Members, Seller and Purchaser have agreed that Purchaser will purchase all of the issued and outstanding Member Units of the Seller subject to the terms and conditions mutually agreed by both Purchaser and Seller and set forth in this definitive Agreement; and

WHEREAS, the Seller has a total of forty (40) Member Units (the "Member Units"), authorized, issued and outstanding as of the date hereof; and

WHEREAS, Purchaser desires to exchange shares of its common stock for all of the Member Units of Seller, subject to the terms and conditions of this Agreement,

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

  Plan of Reorganization. It is the intention of the parties hereto that this transaction qualify as a tax-deferred reorganization under Section 368 (a)(1)(b) of the Internal Revenue Code of 1986, as amended, and related sections thereunder, and/or other applicable federal and state laws or regulations.
  Purchase of Member Units and Sale of Member Units. On the terms and subject to the conditions set forth in this Agreement, The Members agree to sell, convey, assign, transfer and deliver to Purchaser and Purchaser agrees to acquire from the Members, at the closing date of this Agreement, (the "Closing Date"), all of the Member Units and business of Seller, including without limitation, the following: its business as a going concern; its contracts to market certain products and services; its rights under leases, licenses and agreements; its designs, concepts and intellectual property whether patented, trademarked, patentable or unpatentable; all cash on hand and money on deposit with banks and others; notes and accounts receivable; insurance policies; causes of action, judgments, claims and demands; and all other property or rights owned or held by Seller on the Closing Date or then used by its business, whether or not specifically referred to in this Agreement unless specifically excluded by this Agreement.
  Assumption of Liabilities and Obligations. On the Closing Date, Purchaser shall assume all of the liabilities and obligations of Seller, all accounts payable and all current operating expenses.
  Exchange of Member Units. The parties hereto agree to exchange all of the Member Units for the sum of nineteen million, (19,000,000), shares of the voting common stock of the Purchaser, in the following sums:

Steve Davis	5,000,000 Shares
Vince Hickman	4,000,000 Shares
George Lois	5,000,000 Shares
Avi Paravi	5,000,000 Shares

  The shares will, on the Closing Date, be delivered to each Member in exchange for their respective Member Units in the Seller. Each Member represents and warrants that he will hold such shares for investment purposes and not for further public distribution and agrees that the shares shall be appropriately restricted.

  Representations and Warranties of the Seller. The Seller, and each of the Members, jointly and severally, hereby represent and warrant to the Purchaser, as of the date hereof, the following:

(a) Organization, Good Standing and Qualification. The Seller is a Limited Liability Seller duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority to own its properties and assets and to carry on its business as now owned and conducted by it. The Seller has no subsidiaries, and is not a partner, member, joint venturer or other participant in any other business organization.

(b) Authority. The Seller has full power and authority to enter into, perform and comply with this Agreement in accordance with its terms. All actions required to be taken by the Seller, or by its Members, to authorize the execution, delivery and performance of and compliance with this Agreement has been, or before the Closing will be, properly taken. Each person signing this Agreement is a duly qualified Member of the Seller, with full power and authority to enter into, execute and cause the performance of said Agreement by the Seller in accordance with its terms. Once executed and delivered by the Seller, this Agreement shall constitute the valid and binding obligation of the Seller, enforceable against it in accordance with its terms.

(c) Ownership. The Members certify that they are the owners of all of the Member Units of Seller, and that all ownership shares are free from claims, liens, or other such encumbrances; and the Owners have the unqualified right to sell, transfer, and dispose of such ownership subject to state and federal law. The Members represent and warrant, that in regards to their ownership in Seller, they have the full right and authority to execute this Agreement and to transfer their ownership to Purchaser.

(d) Capitalization; Member Units. The Seller has authorized and outstanding such number of Member Units as is set forth in the Recitals to this Agreement; other than such Member Units, the Seller has no other class of stock authorized, issued or outstanding, nor does the Seller have outstanding any option, right or other instrument convertible into or exchangeable for units of any class of ownership in the Seller, nor is it a party to any Contract to issue or deliver to any person any of the foregoing. All Seller Member Units transferred to Purchaser at the Closing shall be validly issued, fully-paid and non-assessable, and shall be free and clear of any security interest, lien, mortgage, defect in title, claim, liability or other encumbrance of any kind or nature. Such Seller Member Units shall represent one hundred percent (100%) of the issued and outstanding Member Units of the Seller on a fully-diluted basis.

(e)  No Conflict. The execution and delivery of this Agreement, and the performance thereof and compliance therewith by the Seller, will not give rise to, accelerate the maturity of or otherwise modify any obligation of the Seller, or result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under, or result in the creation of any lien, charge, security interest, liability or other encumbrance of any kind or nature (all of the foregoing being hereinafter referred to collectively as a "Lien") on any of the assets of the Seller pursuant to the terms, conditions, or provisions of (a) any statute, law, ordinance, rule or regulation applicable to the Seller, or (b) any provision of the charter documents or bylaws of the Seller, or of any permit, concession, grant, franchise, license, judgment, order, decree, Contract or other instrument to which the Seller is a party or by which any of its assets or properties is bound. For purposes of this Agreement, the term "Contract" shall mean any contract, agreement, arrangement, undertaking, or understanding, whether oral or written, to which the Seller is a party or by which it is otherwise bound.

(f) Required Consents. There is no consent, permit or approval of, filing with, or notice to, any governmental agency, or to any other person, whether under law or by Contract or otherwise, which is required to be obtained, made or given by the Seller in connection with the execution, delivery or performance of this Agreement or any other document to be entered into by the Seller at the Closing pursuant hereto or in furtherance hereof, or the consummation of the transactions contemplated hereby or thereby.

(g) Financial Statements. The Purchaser has been given true and complete copies of the Seller"s balance sheet dated as at May 31, 2001, and statements of income and cash flow for the period ended May 31, 2001, (collectively, the "). All Financial Statements delivered to the Purchaser by the Seller and/or the Members (a) fairly present the financial position of the Seller as of the dates indicated and the results of its operations for the periods indicated; and (b) were prepared from the books and records of the Seller, which books and records are complete and correct and accurately reflect the transactions of and other events applicable to the Seller.

(h) Absence of Specified Changes. Since the date of this Agreement, none of the following has occurred:
(i)
any event or change in circumstances which has had a materially adverse effect upon the business, assets, properties, financial condition or prospects of the Seller;
(ii)
any extraordinary business or financial transaction;
(iii)
any destruction, loss of or damage to any property or asset of the Seller, whether or not covered by insurance, the destruction, loss or damage of which has had or could be reasonably expected to have a materially adverse effect upon the business, assets, properties, financial condition or prospects of the Seller;
(iv)
any entering into or assumption of any material Contract or obligation by the Seller which has had, or could be reasonably expected to have or create, a materially adverse effect upon the business, assets, properties, financial condition or prospects of, or to be a material cost or obligation to, the Seller;
(v)
any change by the Seller in the accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) which have been utilized historically by the Seller , or any reevaluation by the Seller of any of its assets or properties;
(vi)
any amendment to or modification of any provision of the Seller"s Articles of Incorporation, Bylaws or other governing document of the Seller;
(vii)
any sale, lease or other disposition or transfer of any material property or asset of the Seller which was used or useful in the conduct of its business at the time such sale or disposition was made;
(viii)
any amendment or termination of any Contract to which the Seller was a party or by which it or any of its assets or properties is or was bound, where the effect of such amendment or termination has had, or could reasonably be expected to have, a materially adverse effect upon the business, assets, properties, financial condition or prospects of the Seller;
(ix)
any waiver or release of any material right or claim of the Seller, except in the ordinary course of its business;
(x)
any imposition of any Lien or other liability or obligation on any property or asset of the Seller, or any judgment rendered against the Seller;
(xi)
any other event or condition of any character that is or might reasonably be deemed to have a materially adverse effect upon the business, assets, properties, financial condition or prospects of the Seller; or
(xii)
any Contract entered into by or on behalf of the Seller, to do any of the things described in the preceding sub-clauses (i) through (xi) of this Section 3(g).

(i)  Liabilities. There are no debts, charges, obligations, responsibilities or other liabilities of the Seller relating to the conduct of its business up to and including the Closing, nor to its assets or properties used or useful in the conduct of its business, whether fixed or contingent, liquidated or unliquidated, secured or unsecured, or of any other kind or nature (collectively, the "Liabilities"), other than (a) Liabilities specifically disclosed and identified as to nature and amount on the Seller's Financial Statements; or (b) Liabilities incurred by the Seller in the ordinary course of its business and which, individually or in the aggregate, do not have a materially adverse effect upon the business, assets, properties, financial condition or prospects of the Seller. All Liabilities or claims therefor which are required to be disclosed on a company balance sheet in accordance with generally accepted accounting principles have been disclosed on the Seller's financial statements delivered to Purchaser at Closing.

(j)  Tax Returns and Payments. With respect to the Seller, (i) all Seller federal, state and local tax returns required to be filed by it have in fact been timely filed, and all taxes, assessments, fees, interest, penalties and other governmental charges shown to be due and payable on such returns have been paid; and (ii) there is no proposed deficiency or additional assessment for any taxes, assessments, fees, interest, penalties or governmental charges against the Seller, nor is the Seller currently contesting the assessment or charge by any taxing authority of any tax, levy, adjustment or proposed adjustment in respect of any filed returns.

(k)  Compliance with Laws and Contracts.

(i)   No Violations. The Seller is not, nor has it been during the last five (5) years, in violation of any applicable federal, state or local statute, law, order, judgment, decree, requirement or regulation (including, without limitation, those relating to the offering or the sale of securities the environment, employee health and safety, consumer protection, civil or human rights, labor relations, employment discrimination, zoning or buildings or their electrical, plumbing or other systems) applicable to the business, or any of its operations, properties or assets. The Seller has not received during the last five (5) years, (A) any notice, claim or assertion, formal or informal, oral or written, of any such violation from any person or governmental agency, or (B) any request or demand from such governmental agency that the Seller modify or terminate any of its operations, or modify or dispose of any of its properties or assets.

(ii)   Permits and Licenses. The Seller possesses all permits, concessions, grants, franchises, licenses and other governmental authorizations and third-party approvals (collectively, "Permits") necessary for the conduct of its business as presently being conducted. All of such Permits have been duly obtained and are in full force and effect, and there are no proceedings pending or threatened against the Seller, which may result in the revocation, cancellation or suspension, or any materially adverse modification, of any of such Permits.

(iii)   Contracts. The Seller is not a party to any Contract, which is not terminable unilaterally by the Seller or able to be assumed by the Purchaser under the terms and conditions of this Agreement. No event has occurred and no condition exists which constitutes, or with notice or lapse of time or both would constitute, a default by the Seller or any other party under any of the Contracts to which the Seller is bound or by which any of its properties or assets are bound. The Seller has not received any notice that any party to any of such Contracts intends to cancel or terminate any of them or to exercise or not exercise any options or other rights granted under any of them. The Seller currently possesses all rights under Contracts which are necessary for the conduct of its business as presently being conducted, all of which Contracts shall continue to be valid and in full force and effect on and as of the Closing Date.

(l) Proprietary Rights.

(i)   Intellectual Property Rights. The Seller has not registered any trademarks, service marks, trade names, trade secrets, licenses, logos, symbols, copyrights, patents or other types of intellectual property rights (a "Proprietary Right"), nor has it filed any application to register any such Proprietary Right, except as specifically set forth on Schedule 3(k) attached hereto. The Seller has not used, and does not use, in the ordinary course of its business any Proprietary Right belonging to any other person. The Seller has all of the Proprietary Rights necessary to conduct its business in the manner in which such business is currently being conducted.

(ii)   Records. There is no Proprietary Right material to the present or future operations of the Seller, which is not maintained in written form by the Seller in its books and records so as to allow its full and proper use by the Purchaser. The Seller has taken all reasonable security measures to protect the secrecy, confidentiality and value of all Proprietary Rights used in the conduct of its business as currently being conducted.

(iii)   Restrictive Agreements. The Seller is not a party to any agreement (A) prohibiting or restricting the use or sale of any special type of good or service; or (B) limiting its business to any specific territory, policy, pricing scheme or customer base, requiring exclusive dealing or otherwise restraining its operations or the conduct of its business (or any portion thereof).

(iv)   Disputes, Infringement. No Proprietary Right is the subject of any pending, or (to the best knowledge of the Seller) threatened, litigation or other adversarial proceedings, or of any notice or other claim of any kind received by such Seller. The Seller does not know, believe nor has it been advised, that the Seller is infringing upon (or has infringed upon) the Proprietary Rights of any person and, to the Seller's best knowledge, no person is infringing upon the Proprietary Rights of the Seller.

(m) Employees. The Seller is not a party to (i) any Contract calling for the employment or hire of any person which cannot be unilaterally terminated by it with not more than thirty (30) days prior notice; or (ii) any collective bargaining agreement or other similar Contract, or to any multi-employer plan.

(n) Legal Proceedings. Neither the Seller nor the members have been notified or advised of any claims, lawsuits, actions, arbitrations, legal, administrative or other proceedings or governmental investigations to which the Seller is a party, or which is (to the best of its or their knowledge) threatened against it, or which affects its financial condition, liabilities, business, properties, assets or prospects. The Seller is not in default with respect to any judgment, order, writ, injunction, decree or award of any court, governmental agency, arbitrator or arbitration panel.

(o) Misstatements and Omissions. Neither the representations and warranties made in this Section 3 nor anything set forth in the Schedules attached hereto or any other written materials furnished to the Purchaser hereunder or in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller, as of the date hereof, the following:

(a)  it is a corporation organized and existing under the laws of the State of Delaware, and has full power and capacity to enter into, execute and perform this Agreement, which Agreement, once executed by the Purchaser, shall be the valid and binding obligation of such party, enforceable against such party by ] any court of competent jurisdiction in accordance with its terms;

(b)  it is not bound by or subject to any contract, agreement, law, court order or judgment, administrative ruling, regulation or any other item which prohibits or restricts such party from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by such party;

(c)  with respect to the Purchaser Shares all such stock shall be free and clear of any security interest, lien, mortgage, defect in title, claim, liability or other encumbrance of any kind or nature.

5. Representations of the Parties as to Stock Received. The parties hereby represent and warrant to each other (as to itself only), as of the date hereof and as of the Closing Date, with respect to the acquisition by such party of the Seller Member Units or the Purchaser Shares, as applicable, the following:

(a)  such party is acquiring the applicable shares of stock for its own account, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; such person has no Contract with any person to sell, transfer, or otherwise dispose of such shares (or any portion thereof) and has no present intention to enter into any such Contract;

(b)  the acquisition of such shares by such party is not the result of any form of general solicitation or general advertising;

(c)  such party hereby acknowledges that: (i) the offering of such shares was made only through direct, personal communication between the Purchaser and the Seller in a single, negotiated transaction involving the sale of the Seller to the Purchaser; (ii) each party has had full access to material concerning the other's planned business and operations, which material was furnished or made available by officers or representatives of the relevant party; and (iii) each party has given the other the opportunity to ask any questions and obtain all additional information desired in order to verify or supplement the material so furnished;

(d)  each party understands and acknowledges that (i) the shares being acquired by such party have not been registered under the Securities Act of 1933 (the "Act") or any state securities act (nor passed upon by the SEC or any state securities commission); and (ii) such shares may not be sold or transferred by such party unless and until they are registered or qualified for public sale, or are otherwise subject to an applicable exemption from such registration requirements;

(e)  the parties have a preexisting business relationship with each other sufficient for them to be familiar with the business and operations of the other and the risks inherent in acquiring restricted shares of stock issued thereby; and

(f)  each party has been advised to consult with an attorney regarding legal matters concerning the purchase and ownership of the shares being acquired by it, and with a tax advisor regarding the tax consequences of purchasing such shares.

6. Conditions to Closing. The respective obligations of the parties to consummate the several transactions contemplated by this Agreement at the Closing shall be subject to the performance of the following conditions to the satisfaction of the party intended to benefit from such performance:

(a)  Conditions to Closing by the Purchaser. The Seller shall have delivered to the Purchaser at Closing the following items:

(i)    the originally-executed copy of this Agreement;

(ii)    a Certificate of Good Standing from the Secretary of State of the State of Delaware, and a copy of the Certificate of Formation of the Seller, and all amendments thereto, certified by the Secretary of State of the State of Delaware;

(iii)    copies of the resolutions of the Members of the Seller authorizing the entry into and performance of this Agreement, and the sale of the Seller Member Units to the Purchaser in consideration of delivery to it of the Purchaser Shares at Closing, as contemplated herein; and

(b)   Conditions to Closing by the Seller. The Purchaser shall have delivered to the Seller at Closing the following items:

(i)   the originally-executed copy of this Agreement;

(ii)    stock certificates representing the Purchaser Shares;

(iii)    a Certificate of Good Standing from the Secretary of State of the State of Delaware, and a copy of the Articles of Incorporation of the Purchaser, and all amendments thereto, certified by the Secretary of State of the State of California; and

(iv)    copies of the resolutions of the Purchaser"s shareholders and directors authorizing the entry into and performance of this Agreement, and the purchase of the Seller Member Units by the Purchaser in consideration of delivery to the Seller of the applicable amount of Purchaser Shares at Closing, as contemplated herein.

7. Miscellaneous Provisions.

(a)   Notices. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any party may hereafter indicate by notice delivered as set forth in this Section 7(a):
If to the Purchaser:	MY PERSONAL SALON.COM, INC. 1410 Broadway New York, NY 10018 Attn: Mr. Steve Davis President
If to the Seller:	MY PERSONAL SALON, LLC 1410 Broadway New York, NY 10018
If to the Seller:	Messrs. Steve Davis, Avi Paravi, George Lois And Vince Hickman MY PERSONAL SALON, LLC 1410 Broadway New York, NY 10018
with a copy (which shall not constitute notice)to:	Thomas M. Jones, Attorney at Law 5405 Alton Parkway, Suite 5A-483 Irvine, CA 92604

(b)   Binding Agreement; Assignment. This Agreement shall constitute the binding agreement of the parties hereto, enforceable against each of them in accordance with its terms. This Agreement shall inure to the benefit of each of the parties hereto, and their respective successors and permitted assigns; provided, however, that this Agreement may not be assigned (whether by contract or by operation of law) by the Purchaser without the prior written consent of the Seller.

(c)   Entire Agreement. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings between the parties, all of which are merged herein and superseded hereby.

(d)   Waiver. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

(e)   Headings. The headings provided herein are for convenience only and shall have no force or effect upon the construction or interpretation of any provision hereof.

(f)   Schedule and Exhibits. All schedules and exhibits attached to this Agreement are hereby incorporated into this Agreement as an integral part hereof as fully as if the same had been recited herein in their entirety.

(g)   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)   Indemnification. The representations, warranties and covenants contained herein shall survive the Closing, and shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the party to which such representation or warranty is made, or any of its agents or representatives. The Seller and the Members shall hold harmless and indemnify the Purchaser, and each of the shareholders, directors, officers, employees, agents and representatives of the Purchaser (the "Purchaser Indemnitees") from and against, and shall compensate and reimburse each of the Purchaser Indemnitees for, any damages, costs (including reasonable attorney"s fees and expenses), charges, judgments, penalties, assessments, obligations or other liabilities (collectively, "Damages"), which are suffered or incurred by any of the Purchaser Indemnitees or to which any of such Purchaser Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which result from or arise out of, or are otherwise connected with: (A) any breach of any representation, warranty or covenant made by the Seller and/or any Member in this Agreement (including, without limitation, any Schedule or Exhibit attached hereto); or (B) any act taken or omitted by or on behalf of the Seller at any time prior to and including the Closing Date. The Purchaser shall hold harmless and indemnify the Seller and each of the Members (the "Seller Indemnitees") from and against, and shall compensate and reimburse each of the Seller Indemnitees for, any Damages which are suffered or incurred by any of the Seller Indemnitees or to which any of such Seller Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which result from or arise out of, or are otherwise connected with: (A) any breach of any representation, warranty or covenant made by the Purchaser in this Agreement (including, without limitation, any Schedule or Exhibit attached hereto); or (B) any act taken or omitted by or on behalf of the Seller at any time subsequent to the Closing Date. In the event of any claim for indemnification by any Purchaser Indemnitee or Seller Indemnitee hereunder, the Seller and the Purchaser shall be entitled to coordinate the defense of any such claim, and no party shall be entitled to settle, compromise or otherwise dispose of any claim without the prior written consent of the Seller and the Purchaser.

(i)   Further Documents and Acts. Each party agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.

(j)   Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws applied thereby. The parties hereby agree that any disputes arising hereunder shall be brought before any court of competent jurisdiction sitting in the Borough of Manhattan, State of New York.

(k)   Legal Fees. In the event that any party shall be obligated to bring or defend any litigation or other legal action to enforce or protect its rights hereunder, then the prevailing party in such action shall be entitled to receive reimbursement from the non-prevailing party of the entire amount of any and all costs and expenses (including, without limitation, reasonable attorney"s fees) incurred in bringing or defending against such legal proceeding, which amount shall be cumulative with and in addition to such other remedies as the prevailing party may be or have been awarded to such party by any court of competent jurisdiction.

(l)   Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

MY PERSONAL SALON.COM, INC. Stephen Davis, CEO	Avi Paravi, Secretary
MY PERSONAL SALON.LLC Stephen Davis, Member Avi Paravi, Member	George Lois, Member Vince Hickman, Member

EXHIBIT 4

CERTIFICATE OF MERGER
OF
MY PERSONAL SALON, LLC,
A Delaware Limited Liability Company
AND
MY PERSONAL SALON.COM, INC.
A Delaware Corporation

It is hereby certified that:

1. The constituent business entities participating in the merger herein certified are:

(i)  My Personal Salon, LLC, a Delaware Limited Liability Company, which is organized under the laws of the State of Delaware; and

(ii) My Personal Salon.Com, Inc., a Delaware Corporation, which is incorporated under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent entities in accordance with the provisions of subsection (b) of Section 18-209 of the Delaware Limited Liability Company Law and in accordance with the provisions of subsection (c) of Section 251 of the Delaware General Corporation Law., to wit, by My Personal Salon, LLC, a Delaware Limited Liability Company, and by My Personal Salon.Com, a Delaware Corporation.

3. The name of the surviving corporation in the merger herein certified is  My Personal Salon.Com, Inc., a Delaware Corporation, which will continue its existence as said surviving corporation under the name, My Personal Salon.Com, Inc., upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

4. The Certificate of Incorporation of  My Personal Salon.Com, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Delaware General Corporation Law.

5. The executed Agreement of Merger between the aforesaid constituent business entities is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

My Personal Salon Inc.
1410 Broadway
New York, NY 10018

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of the Delaware Corporation or any member of the extinguishing limited liability company.

Executed on this sixth day of June, 2001. My Personal Salon.com, Inc., A Delaware Corporation Stephen Davis, CEO	STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 9:00 AM 3/23/2001

EXHIBIT 5

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
MY PERSONAL SALON.COM, INC.

My Personal Salon.Com, Inc.(hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

  The name of the corporation is My Personal Salon.Com, Inc.
  The certificate of incorporation of the corporation is hereby amended by striking out the FIRST and FOURTH (a) Articles thereof and by substituting in lieu of said Articles the following new Articles:

  FIRST: The name of the corporation is My Personal Salon, Inc.

  FOURTH: (a)The total number of shares of stock which the Corporation is Authorized to issue is One Hundred Four Million (104,000,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $0.0001 per Share (the "Common Stock"), and Four Million (4,000,000) shares of Preferred Stock, par Value $0.0001 per share (the "Preferred Stock").

  The amendments of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Executed on this sixth day of June, 2001.

STEPHEN DAVIS
CHIEF EXECUTIVE OFFICER

EXHIBIT 6

BYLAWS
OF
MY PERSONAL SALON.COM, INC.

ARTICLE I

STOCKHOLDERS

1.    CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such party paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock or uncertified shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

2.    UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

3.     FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

4.    STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

5.    RECORD DATE FOR STOCKHOLDERS. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6.    MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

7.    STOCKHOLDER MEETINGS.

-TIME.The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

-PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

-CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

-NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

-STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

- CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

-PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

-INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. on request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them. Except as otherwise required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the corporation.

-OUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

-VOTING. Each share of stock shall entitle the holders thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

8.    STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

ARTICLE II

DIRECTORS

1.     FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

2.    OUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of three persons. Thereafter the number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be five. The number of directors may be increased or decreased by action of the stockholders or of the directors.

3.    ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filing of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

4.    MEETINGS.

-TIME.Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

-PLACE.Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

-CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

-NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

-OUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

5.    REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

6.    COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

7.    WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE III

OFFICERS

The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chairman or Vice-Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to him. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

ARTICLE IV
CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE V
FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI
CONTROL OVER BYLAWS

Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of My Personal Salon.com, Inc. a Delaware corporation, as in effect on the date hereof.

Dated: March 23, 2001
Avrham Paravi
Secretary of My Personal Salon.com, Inc,

EXHIBIT 7

CORPHQ
MARKETING AGREEMENT

This Marketing Agreement ("Agreement") is made and effective this January 4, 2001 by and between MyPersonalSalon.com Inc., a Delaware corporation ("Company") and CorpHQ Inc., ("CorpHQ"), Company desires to engage CorpHQ to render, and CorpHQ desires to render to Company, certain marketing and advertising services, pursuant to the following terms and conditions:

1. Engagement.

Company engages CorpHQ to render certain services in connection with planning, developing and implementing a comprehensive marketing program and Internet site for Company. CorpHQ will:

(a) Analyze Company's current and proposed products and services and present and potential markets; (b) Create, prepare and submit to Company, for its prior approval, a comprehensive marketing program, related advertising and promotional campaigns and an outline for the development and implementation of a website; (c) Design, produce and deliver the website and promotional support items and advertisements, and; (d) Perform such other services as Company may request from time to time such as, but not limited to direct sales, publicity and public relations work, market research and analysis.

(b) Consultation and Promotional Support. CorpHQ will furnish consultation, creative direction, design, art production, programming, printed and interactive media, photography, video production, public relations, corporate communications, market research and fulfillment as may be required for implementation of the marketing program and website.

2. Compensation.

Company shall pay CorpHQ the sum of $300,000 for the creation and development of the marketing plan, (the "Marketing Plan"), to include related sales, advertising and promotional campaigns and website. Said fee shall be payable in full by the transfer of four million (4,000,000) shares of the freely tradable common stock of the Company at the sum of seven and one half cents ($0.075) per share, pursuant to the terms of the attached Registration Rights Agreement.

3. Ownership and Use.

(a) To the fullest extent possible under law, Company shall own any and all right, title and interest in and to, including copyrights, trade secret, patent and other intellectual property rights, with respect to any copy, photograph, advertisement, music, lyrics, or other work or thing created by CorpHQ or at CorpHQ's direction for Company pursuant to this Agreement and utilized by Company.

(b) Upon termination of this Agreement, Company agrees that any advertising, merchandising, package, plan or idea prepared by CorpHQ and submitted to Company (whether submitted separately or in conjunction with or as a part of other material) which Company has elected not to purchase or utilize, shall remain the property of CorpHQ, until Company has paid all amounts due to CorpHQ pursuant to Section 3 of this Agreement. In the event that Company fails to pay to CorpHQ all the compensation described in Section 2, Company shall immediately return to CorpHQ any sketches, drafts, proofs, copy, artwork, plates or other physical embodiment of such creative work relating to any unpurchased idea or plan, which may be in Company 's possession.

(c) Materials and advertisements created by CorpHQ pursuant to this Agreement may not be used by Company outside the United States without the prior written consent of CorpHQ.

4. Non-Circumvention.

Company irrevocably agrees not to circumvent, avoid or bypass CorpHQ, either directly or indirectly, in order to avoid payment of fees, or otherwise benefit, either financially or otherwise, from information or personnel supplied to it by CorpHQ. This non-circumvention agreement pertains to all interaction with individuals or organizations introduced to Company by CorpHQ, with whom a business relationship exists, or may exist during the term of this Agreement. Company agrees not to hire or contract with any CorpHQ employee or independent, subcontracted service provider that has provided services to the Company during the term of this Agreement, for one year after the termination of this Agreement.

5. Indemnification.

(a) Company agrees to indemnify and hold CorpHQ harmless with respect to any claims, loss, liability, damage or judgment suffered by CorpHQ, including reasonable attorney's fees and court costs, which results from the use by CorpHQ of any material furnished by Company or where material created by CorpHQ or at the direction of CorpHQ. All information or data obtained by CorpHQ from Company to substantiate claims made in advertising shall be deemed to be "material furnished by Company to CorpHQ".

(b) In the event of any court action or legal proceeding instituted against Company by any regulatory agency or third party, which challenges any advertising prepared by CorpHQ, CorpHQ shall cooperate with the preparation of the defense of such action or proceeding by Company and Company 's attorneys.

6.Termination.

(a) The term of this Agreement shall commence upon execution of this Agreement and shall continue in full force and effect until such time as all materials and services provided hereunder are delivered to the Company.

(b) Upon termination of the Agreement, CorpHQ shall transfer, assign and make available to Company all property and materials in CorpHQ's possession, subject to Company's payment of all amounts due to CorpHQ, pursuant to Section 3 of this Agreement.

(c) Upon termination, CorpHQ agrees to provide reasonable cooperation in arranging for the transfer or approval of third party's interest in all contracts, agreements and other arrangements with advertising media, suppliers, talent and others not then utilized, and all rights and claims thereto and therein, following appropriate release from the obligations therein.

(d) In the event of any default of any material obligation by or owed by a party pursuant to this Agreement, then the other party may provide written notice of such default and if such default is not cured within thirty (30) days of the written notice, then the non-defaulting party may terminate this Agreement.

7. Notices.

Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services.

If to Company: 1407 Broadway, Suite 1206 PO Box 812 New York, NY 10018	If to CorpHQ, Inc.: PO Box 812 Redondo Beach, CA 90277

8. Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements, whether written or oral on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

9. Governing Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of California.

10. Attachments. The parties agree that the attached Registration Right Agreement shall be construed as an integral part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MyPersonalSalon.com Inc. Vince Hickman President	CorpHQ Inc. Steven Crane Chairman

EXHIBIT 8

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of this 4th day of January, 2001, (this "Agreement") is made by and between MyPersonalSalon.com Inc., a Delaware corporation (the "Company"), and CorpHQ Inc., a California corporation (the "Contractor").

WITNESSETH:

WHEREAS, upon the terms and subject to the conditions of the Marketing Agreement dated of even date herewith, between the Contractor and the Company (the "Marketing Agreement"), the Company has agreed to issue to the Contractor certain shares of Common Stock (the "Common Shares") upon the terms and subject to the conditions set forth in the Marketing Agreement; and

WHEREAS, to further compensate the Contractor for services delivered to the Company under the Marketing Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder or any similar successor statute (collectively, the "Securities Act") and applicable state securities laws, with respect to the Common Shares to which the Contractor may be entitled thereunder;

NOW, THEREFORE, in consideration of the terms and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Contractor, intending to be legally bound, hereby agree as follows:

1.    Definitions.

(a)As used in this Agreement, the following terms shall have the respective meanings given to them below:

(i)
"Closing Date" means the date the purchase price for all Common Shares being purchased by the Contractor is received by the Company or its designated attorney pursuant to the Marketing Agreement.
(ii)
"Contractor" means, individually or collectively, the initial purchaser(s) of the Common Shares, and any registered transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.
(iii)
"Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and/or pursuant to Rule 415 under the Securities Act or any successor rule provided for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").
(iv)
"Registrable Securities" means the Common Shares to be registered hereunder,.
(v)
"Registration Statement" means a registration statement of the Company under the Securities Act, other than on Form SB-1 or SB-2 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisitions of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans.

(b)As used in this Agreement, the term Contractor includes (i) each Contractor (as defined above) and (ii) each person who is a permitted transferee or assignee of the Registrable Securities pursuant to Section 9 of this Agreement.

(c) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth for such terms in the Marketing Agreement.

2.     Registration.

(a)Mandatory Registration. The Company shall prepare and file with the SEC, no later than sixty (60) calendar days after the Closing Date, a Registration Statement covering, the sum of four million (4,000,000) shares of Common Shares owned by such Contractor.

3.    Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

(a)Prepare promptly, and file with the SEC within sixty (60) days after the Closing Date, a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a), above, and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective by the earlier of (i) five (5) business days after notice from the Securities and Exchange Commission that the Registration Statement may be declared effective, or (120) one hundred twenty (120) days after the Closing Date, which Registration statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(b) Furnish to each Contractor whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as such Contractor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Contractor;

(c)Use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Contractor who holds a majority in interest of the Registrable Securities being offered may reasonably request in writing and in which significant volumes of shares of Common Stock are traded, ii) prepares and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times, iii) take such other actions as may be reasonably necessary to maintain such registrations and qualification in effect at all times requested by the Contractor, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions: provided, however, that the Company shall not be required in connection therewith or as a condition thereto to: (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d); (B) subject itself to general taxation in any such jurisdiction; (C) file a general consent to service of process in any such jurisdiction; (D) provide any undertakings that cause more than nominal expense or burden to the Company; or (E) make any change in its articles of incorporation or by-laws or any then existing contracts which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

(d) As promptly as practicable after becoming aware of such event, notify each Contractor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and uses its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Contractor as such Contractor may reasonably request;

(e)as promptly as practicable after becoming aware of such event, notify each Contractor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

(f)use its commercially reasonable efforts, if the Company is otherwise qualified, either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on the national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange; or (ii) secure the quotation of the Registrable Securities on the Nasdaq Small Cap Market or if, despite the Company's commercially reasonable efforts to satisfy the preceding clauses (i) or (ii), the Company is unsuccessful in doing so, to secure NASD authorization and, quotation for such Registrable Securities on the over-the-counter bulletin board and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") with respect to such Registrable Securities;

(g)provide a transfer agent for the Registrable Securities not later than the effective date of the Registration Statement;

(h) cooperate with the Contractors who hold Registrab1e Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as Contractors may reasonably request and registration in such names as the Contractors may request; and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Contractors whose Registrable Securities are included in such Registration Statement) a form of appropriate instruction and opinion of such counsel, if required by the Company's transfer agent, acceptable for use for each conversion; and

(i)take all other reasonable actions necessary to expedite and facilitate distribution to the Contractor of the Registrable Securities pursuant to the Registration Statement.

(j) If and to the extent that the number of shares of the Company's common stock shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares held by the Contractors shall be proportionally adjusted. If the Company is reorganized or consolidated or merged with another corporation, Contractors shall be entitled to receive shares of such reorganized, consolidated or merged corporation in the same proportion.

4.    Obligations of the Contractors. In connection with the registration of the Registrable Securities, the Contractors shall have the following obligations;

(a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Contractor that such Contractor shall timely furnish to the Company such information regarding itself, the Registrable Securities held by it,and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required by the Company or its counsel to effect the registration of such Registrable Securities and shall timely execute such documents in connection with such registration as the Company may reasonably request. At least five (5) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Contractor of the information the Company requires from each such Contractor (the "Requested Information") if such Contractor elects to have any of such Contractor's Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Contractor (a "Non-Responsive Contractor"), then the Company may file the Registration Statement without including the Registrable Securities of such Non-Responsive Contractor or, alternatively, may delay filing such Registration Statement if it reasonably believes that such information is forthcoming, and if requested to do so by a majority of the Contractors holding Registrable Securities; provided, however, that in such event, the Company shall not be deemed to be in default of its obligations hereunder, and shall not be required to pay any liquidated damages in respect of such delay;

(b) Each Contractor by such Contractor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Contractor has notified the Company in writing of such Contractor's election to exclude all of such Contractor"s Registrable Securities from the Registration Statement; and

(c)Each Contractor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), above, such Contractor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Contractor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Contractor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Contractor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(d)Each Contractor agrees that if the offering of Registrable Securities to be included in the Registration Statement is to be effected in the form of an underwritten offering (an "Underwritten Offering"), and if the managing underwriters thereof advise the Company and such Contractors in writing that in their opinion the amount of Registrable Securities proposed to be sold in such Underwritten Offering exceeds the amount of Registrable Securities which can be sold in such Underwritten Offering, there shall be included in such Underwritten Offering the amount of such Registrable Securities which in the opinion of such managing underwriters can be sold, and such amount shall be allocated pro rata among the holders proposing to sell Registrable Securities in such Underwritten Offering.

(e) If any of the Registrable Securities are to be sold in an Underwritten Offering, the Contractor agrees that such Contractor may participate in such Underwritten Offering only if such Contractor: (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements approved by the Company; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

5.     Expenses of Registration. All reasonable expenses, other than underwriting or broker's discounts, commissions and fees and transfer taxes incurred in connection with registrations, filing or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company;

6.     Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)To the extent permitted by law, the Company will indemnify and hold harmless each Contractor who holds such Registrable Securities, the directors, if any, of such Contractor, the officers, if any, of such Contractor, each person, if any, who controls any Contractor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act, or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations of the Registration Statement or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or any prospectus included therein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Contractors, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (i) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (iii) be available to the extent such Claim is based on failure of the Contractor to deliver or cause to be delivered the prospectus made available by the Company; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Contractor will indemnify the Company, its officers, directors and agents (including Counsel) against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Contractor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Contractors pursuant to Section 9.

(b)Promptly after receipt by all Indemnified Persons, or other indemnified parties under this Section 6, of notice of the commencement of any action (including any governmental action), such Indemnified Person or indemnified party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the other indemnified party, as the case may be, provided, however, that an Indemnified Person or indemnified party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or indemnified party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or indemnified party and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Contractors; such legal counsel shall be selected by the Contractors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or indemnified party under this Section 6, except to the extent that the indemnifying Party is prejudiced in its ability to defend such action or as to any incremental increase in the amount of indemnification required hereunder resulting, directly or indirectly, from any such failure. The indemnification required by this Section 6 shall be made by periodic payments of thc amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7.     Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities, except to the extent such seller was responsible for any misstatement or omission contained in any Registration Statement, prospectus or other document filed with the SEC or any state securities agency, or delivered to any person in connection with the sale of securities.

8.    Reports under Exchange Act. With a view to making available to the Contractors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Contractor to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees, at all times when the Registration Statement is no longer effective and any of the Contractor still hold Registrable Securities that are not salable under Rule 144(k), to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each Contractor so long as such Contractor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Contractors to sell such securities pursuant to Rule 144 without registration.

9.     Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Contractor to any transferee, but only if: (a) the Contractor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within ten (10) business days after such assignment, (b) the Company is, within ten (10) business days after such transfer or assignment furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (e) unless such transfer or assignment is pursuant to the Registration Statement, the Company receives an opinion of counsel reasonably acceptable to the Company, in form and substance reasonably acceptable to the Company, to the effect that such transfer or assignment is in compliance with applicable federal and state securities laws. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable to any Contractor for any damages arising from such delay, or for any liquidated damages in respect of any such delay. Notwithstanding anything to the contrary contained herein, in no event shall the Company be obligated to pay any additional costs or fees in respect of the registration of Registrable Securities, or otherwise under this Agreement, by virtue of any transfer or assignment made in accordance with this Section 9, or otherwise, then it would be required to pay if the Contractor had not transferred or assigned any of its rights hereunder.

10.     Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Contractors who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Contractor and the Company.

11.     Miscellaneous.
(a)A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act only upon the basis of instructions, notices or elections received from the registered owner of such Registrable Securities.

(b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage prepaid (i) if to the Company, at: 5 W. 31st., Street, 10th. Floor, New York, NY 10001 with a copy (which shall not constitute notice) to Thomas M. Jones, Esq., 5405 Alton Parkway, Suite 5A-483, Irvine, CA 92413 and (ii) if to the Contractor, at the address set forth under its name in the Marketing Agreement, with a copy to its designated attorney; and (iii) if to any other Contractor, at such address as such Contractor shall have provided in writing to the Company, or at such other address as each such party furnished by notice given in accordance with this Section 11(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) business days after deposit with the United States Postal Service.

(h) I Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof, except to the extent that such failure prejudices the rights of any other party hereto.

(i) This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. Each of the parties consent to the exclusive jurisdiction of the federal courts of the State of California located in Los Angeles County in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be valid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not effect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by instrument in writing signed by the party to be charged with enforcement.

(j) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(k) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

(l) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(m) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

(n) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may he delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

THE COMPANY:
MYPERSONALSALON.COM INC.

Vince Hickman, President

THE CONTRACTOR:

CORPHQ INC.

Steven Crane, Chairman

EXHIBIT 9

REDKEN 5th AVENUE NYC LLC
575 Fifth Avenue
New York, NY 10017-2450
Tel (212) 964-4784
Patrick T. Parenty
Vice President, General Manager

April 6, 2001

Steve Davis
Mypersonalsalon.com

Via Federal Express

Dear Steve:

This letter will outline our agreed upon relationship, REDKEN and Mypersonalsalon.com.

Mypersonalsalon.com has agreed to:

  Use REDKEN products exclusively for all service needs provided by mypersonalsalon.com in Haircare, Styling, Haircolor and Perms.
  Retail REDKEN haircare and Styling products to the clients of mypersonalsalon.com through your licensed cosmetologists
  Mypersonalsalon.com will not sell directly over its website any REDKEN products unless the client is having regular services from your licensed cosmetologists
  Mypersonalsalon.com will provide REDKEN with monthly sales information tracking both Mypersonalsalon.com products purchases for use and retail sales
  Mypersonalsalon.com management will ensure initial and ongoing product and technique training on all REDKEN products for all its licensed cosmetologists
  Mypersonalsalon.com will consult with Redken prior to endorsing or using any other products outside of the Haircare, Haircolor, Styling and Perm categories.

In exchange for the above mentioned commitment, REDKEN agrees to:

  Provide initial and ongoing education on all REDKEN products used and sold by Mypersonalsalon.com
  Provide up to 100 new employees per year with a start up kit of REDKEN products and accessories
  Provide an advertising and promotional allowance of $35,000 per year, paid on a quarterly basis. This allowance is based on satisfactory performance by Mypersonalsalon.com and will be reviewed every six months with both companies" management
  REDKEN will create an accrual fund of 10% of total purchases, (at 40% off of salon list) to be used by Mypersonalsalon.com to promote their REDKEN business. This accrual fund will be managed jointly by Mypersonalsalon.com and REDKEN management. Information on purchases will come from Mypersonalsalon.com"s sales reporting to REDKEN and verified by our mutual distribution partner.
  REDKEN will advise Mypersonalsalon.com on product sales and delivery, and although we do have expertise in this area, it will ultimately be your decision and responsibility to create a delivery system for your purchases for use and your retail sales.
  REDKEN will assist Mypersonalsalon.com in the creation and ongoing maintenance of a product catalgue used for retail sales by your licensed cosmetologists to their qualified service clients.

This outlines our agreement, which will have a term on one year with the mutual option to renew for an additional year. We will review our agreement by October of each year that it is in effect.

We look forward to an excellent relationship and will work with you to create a long lasting, successful business.

Regards,
Pat Parenty
Vice President, General Manager

EXHIBIT 10

City Access Provider (CAP) Preferred Partner Overview
Wednesday, May 02, 2001

Preferred Partner Information:
Name:	My Personal Salon (MPS)
5 West 31st. St., 10th. FL., New York, NY 10001
Phone:	212-563-0574
Contact:	Vince Hickman, CEO
Product Description:	Providing hair and make-up services and product sales to individuals and Corporations
Account Number:	Not Applicable
Order Process:	CAP Relationship Managers to call (Vince Hickman or Andreas Bauer @ (212-563-0574) to place all orders. MPS to quote "retail" prices to CAP"s
Relationship Managers
Payment:	Bi-weekly invoice to be generated from MPS, reflecting CAP discount

As a Preferred Partner, CAP will assist MPS in the following ways:

Assist in selling MPS products and services to CAP"s member in New York City Market and other CAP markets, when applicable

  Assist in selling new products that MPS adds to their core offerings
  Promote MPS in CAP"s monthly newsletter, holiday promotions and member alert services
  Increase the level of service to MPS VIP clients by offering CAP concierge services to them as part of a loyalty program

CAP and MPS agreement details:

  CAP to receive a 7.5% commission on MPS gift certificates.
  CAP to receive a 7.5% commission on Redken products that are promoted in our member reminders, newsletter and through our customer service centers.
  CAP to receive a 7.5% commission on MPS hair and makeup services that are promoted in our member reminders, newsletter and through our customer service centers.
  If a "Package" consists of ex. Hair, Makeup and Product, CAP will receive a 7.5% commission based on the Package"s total price, and not for each individual service performed as part of the package
  MPS will offer CAP services as added value to Redken and L'Oreal employees. CAP will waive the membership fee to our services, ($60/year).
  MPS will receive special CAP membership fees to offer CAP as added value to MPS clients. Offer them at $10 annual membership fee and MPS gets 50% or $5 per member.
  For top MPS clients, CAP will waive the membership fee (based on mutual agreement between MPS and CAP).

CAP is excited to welcome MPS as a preferred partner and to be part of CAP"s network of services. In addition, CAP looks forward to forging a long-term relationship with MPS. However, if at any time either party is dissatisfied with the level of service, products or any part of the above agreement, the relationship can be terminated at any time with a 10 day notice or upon completion of outstanding orders. We look forward to working with you!

EXHIBIT 11

EquityNet Research
14011 VENTURA BLVD., SUITE 221W
SHERMAN OAKS, CA 91423

May 29, 2001

Steve Davis
Chief Executive Officer
My Personal Salon, Inc.
5 West 31st Street - 10th Floor
New York, NY 10001

Dear Mr. Davis:

After preliminary due diligence, including review of the Company's market potential and development opportunities, EquityNet Research ("EquityNet") is prepared to initiate coverage as an independent analyst on My Personal Salon, Inc. ("Salon's or "the Company"), a Delaware corporation.

In consideration for drafting and posting the initial research report and three subsequent quarterly updates on the EquityNet Research Web site www.equitynet.net, as well as any other distributive measures undertaken by EquityNet, Salon shall pay EquityNet Twenty-Four Thousand Dollars ($24,000), payable upon engagement by cash or a minimum of Fifty-Thousand (50,000) unrestricted (free-trading) shares of its Common Stock. Should the Company choose to pay with its Common Stock, such stock shall be transferred to an account of EquityNet"s choice prior to preparation of the initial research report. The value of such stock shall be determined by multiplying the twenty-day (20) average closing bid price of the stock, calculated from its first day of listing on a public exchange, or other medium, for public trading, by 50,000. Thus, the value shall be determined one month after the first day of public trading. Should said value be below $24,000, the Company agrees to immediately transfer to EquityNet any number of shares of its Common Stock necessary to increase such value to equal $24,000.

This fee is for preparation and Web-posting only; it does not include costs associated with dissemination to or proactive communication with the investment community. Nor does the fee include printing costs. Travel costs incurred as part of due diligence and analysis activities are also not included in the fee; however, EquityNet will not incur any such costs without prior approval of Salon. Should EquityNet pay any of these costs on behalf of Salon, EquityNet will rebill Salon for these direct expenses, and such invoices shall be due and payable upon receipt.

In this relationship, EquityNet Research agrees to maintain independence and objectivity according to the Standards of Professional Conduct of the Association of Investment Management and Research (AIMR), and comply fully with all securities regulations, required disclosures, industry guidelines and applicable laws. Additionally, EquityNet shall maintain the confidentiality of all information regarding Salon not cleared by the Company for public release.

Salon agrees to indemnify and hold harmless EquityNet from and against any and all losses, claims, damages, expenses and/or liabilities which EquityNet may incur based upon information, representations, reports or data furnished by Salon with respect to itself, and which are approved by Salon for use by EquityNet in performing due diligence and developing the research report. Such indemnification shall include, but not be limited to, expenses (including all reasonable attorney"s fees), judgments, and amounts paid in settlement actually and reasonably incurred by EquityNet in connection with an action, suit or proceeding brought against EquityNet.

The undersigned hereby represent, warrant and certify that they in fact have full authority to enter into this specific Agreement; and furthermore agree to provide each other proof of such authority should such proof be requested. Any controversy or claim of any kind or nature with regard to this Agreement, whether contract, tort, or otherwise, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the Arbitrators may be entered in any court having jurisdiction.The Parties hereto acknowledge that this provision affects their legal rights and agree to be bound under any and all circumstances to the determination of such binding arbitration. The parties further agree that the locale for any arbitration shall be Los Angeles, California. The prevailing party in any arbitration instituted under this Agreement shall, in addition to other remedies, be entitled to be reimbursed by the other party for all expenses of such arbitration, including reasonable arbitrator"s and attorneys" fees.

Should the terms outlined herein meet with your approval, please sign and enter the date as provided below. Retain a copy for your files and send an original to me. If you have any questions please do not hesitate to call me. I can be reached at 818-783-5006.

Sincerely,
Randall D. Lewis, CFA
EquityNet Research

Accepted for My Personal Salon, Inc.
Steve Davis
Chief Executive Officer
May 29, 2001

EXHIBIT 12
June 13, 2001

Equinet Inc.
305 W. 50th. Street, Suite 2-K
New York, NY 10017

ENGAGEMENT LETTER

Dear Sir:

Mr. Vincent Hickman, President of My Personal Salon.com Inc. (the "Company" or "We") hereby engages Equinet Inc., ("Equinet") to find a lender/funding for the Company in the amount of at least $3,000,000 (the "Target Amount") on or before June 6, 2002 under the following terms and conditions:

1)  Responsibilities of Equinet. We agree to engage Equinet to serve as the financial advisor to Company with respect to the conception and implementation of the proposed funding (the "Transaction"). Equinet shall provide the Company with its advice, opinion and recommendations; however, the implementation of such recommendations shall be at the sole and exclusive option of the Company.

2) Responsibilities of Company.

a)Truthful Representations. We represent and warrant that all information (1 made available to Equinet and any prospective creditor and/or investor, or (2) contained in any materials prepared by the Company will, at all times during this engagement be true, accurate and complete in all material respects and will not contain any untrue statement of a material fact or omit to state therein any fact necessary to make the statements therein not misleading in light of the circumstances under which they are made.

b)Indemnification. If in connection with the Transaction, Equinet becomes involved, in any capacity, in any action or legal proceeding, due to the actions, information, position, assertions, and/or affirmations put forth by the Company or by Equinet at the direction of the Company, or in reliance upon material or information furnished by the Company, the Company agrees to indemnify and hold harmless Equinet for the reasonable legal fees of counsel, court costs and other expenses (including the costs of investigation and preparation) incurred. The Company also agrees to hold harmless Equinet against any losses, claims, damages or liabilities, joint services or matters which are the subject of this Agreement; provided however that the Company shall not be liable in respect of any loss, claim damages or liability to the extent and only to the extent that such loss claim damage or liability resulted from the gross negligence or willful misconduct of Equinet. The provisions of this paragraph shall survive the expiration of the period of this agreement including any extensions thereof set forth herein.

3) Compensation. Upon the successful completion of the Transaction, we will remit to Equinet, as its success fee, a fee based on the value of the funding and/or investment obtained, as follows:

a) Cash. The fee schedule shall be based on the gross consideration value of the Transaction, whether in cash or in kind payable immediately by wire transfer, and according to the instructions of Equinet, in the following amount:

10% of the first million dollars plus
7.5% of all funds obtained between $1 million and $2.5 million plus
5% of all funds obtained between $2.5 million and $5 million

b) Warrants. On success, we shall also receive warrants equal to 2.5% of the capital stock of the Company. In the event that a lender is introduced to the Company, Equinet shall receive warrants equal to 2.5% of the amount of stock that the loan amount could have purchased based on the bid price of the stock on the day that the loan is made. In addition, we shall be entitled to demand piggyback registration rights for the stock underlying the warrants we have obtained. The warrants will have a five-year life and will have a strike price equal to the prices paid by investors.

c) Bonus. On success, Equinet will also receive a financial advisory fee of $5,000.00 a month for 24 months.

4)  Termination. We agree that either party may terminate this Agreement in writing with five (5) days advance written notice. In the event that Equinet can demonstrate its ability to successfully facilitate the closing of the Transaction, this Engagement Letter may be terminated by Company only pursuant to Section 7.

5)  Non-Circumvention. We irrevocably agree not to circumvent, avoid or bypass Equinet, either directly or indirectly, in order to avoid payments of fees or payments, or otherwise benefit, either financially or otherwise, from information supplied to the Company by Equinet, or individuals and or business entities introduced to it by Equinet with regards to the Transaction. We further agree, that in the event that we secure funding on our own from any source introduced to us by Equinet for a period of 36 months from the date of this Agreement, then such loan/funding shall be deemed to have been procured by Equinet and Equinet shall be entitled to a success fee as set forth in Paragraph 3(a) above.

6) Confidentiality. Except to the extent necessary to perform its obligations hereunder or to comply with any applicable law, regulation or rule, neither Party shall disclose or divulge to any third party other than the other Party"s directors, officers, auditor or legal counsel, either before or after the termination of this letter agreement, any document or information exchanged between the parties during the term of this Agreement without prior written consent of the other party, which consent shall not unreasonably with held.

7) Securities Laws. The Parties to this agreement mutually agree to comply with any and all applicable securities laws in their efforts to secure funds for the Company.

8)  Default. In the event of any default of any material obligation by or owed by a party pursuant to this Agreement, then the other party may provide written notice of such default and if such default is not cured within thirty (30) days of the written notice, then the non-defaulting party may terminate this Agreement.

9)  Notice.Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services.

If to Company	If to Equinet:
My Personal Salon.com Inc.	305 W. 50th. St.
1407 Broadway, Suite 1206	Suite 2-K
New York, NY 10018	New York, NY 10017

10) Severability. In case any one or more of the provisions contained in this agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other applications thereof shall not in any way be affected or impaired thereby.

11)  Final Agreement. This Agreement terminates and supersedes all prior understandings or agreements, whether written or oral on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

12)  Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. In the event of any dispute arising under or resulting from this Agreement, the parties hereby submit to the exclusive jurisdiction of the courts of the State of New York sitting in the borough of Manhattan, and the prevailing party in any such action shall be entitled to recover the costs incurred in prosecuting or defending any such action (including, without limitation, reasonable attorneys' fees and costs).

13)  Attorneys Fees and Court Costs. Each party understands and agrees that if any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and other costs incurred in such arbitration proceeding or other legal action, in addition to any other relief to which it is entitled.

14)  Equitable Relief. It is agreed that a violation of any of the provisions of this agreement will cause irreparable harm and injury to the non-violating party and that party shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to seek an injunction enjoining and restraining the violating party > from doing or continuing to do any such act and any other violations or threatened violations of this Agreement. Absent a showing of willful violation of this agreement, neither party shall be liable to the other, whether in contract or in tort or otherwise, for special, indirect, incidental or consequential damages.

15)   Further Retention of Equinet. In the event that we succeed in obtaining the Target Amount, then Equinet shall be retained as the exclusive advisor to the Company for period of two years from the date of the closing on the Target Amount of funding/investment. Equinet shall then be entitled to compensation in accordance with Paragraph 3(a) above for any funding/investment obtained during said two-year period through the direct efforts of Equinet. In the event that additional funding is received by a third party and obtained without the efforts off Equinet, Equinet shall then be entitled to one third of the compensation schedule set for in Paragraph 3(a) during said two year period.

We understand and agree to the terms and conditions of this Engagement Letter as of the date first written above, and agree to be bound accordingly.

AGREED AND ACCEPTED BY:

MY PERSONAL SALON.COM INC.	EQUINET INC.
Vince Hickman	Gregg Davis
President	President

EXHIBIT 13

CONSULTING AGREEMENT

THIS AGREEMENT made this 30th day of July 2001, by and between My Personal Salon, Inc., (the "Company"), a Delaware corporation, and Martin Bond, CPA, an accountant, ("Consultant").

1. DEFINITION. That Consultant is a financial consultant which will provide the Company with services in the areas of finance, (the "Services"). Consultant is not now and will not be or become, under the terms of this Agreement, an employee, in any form or sense of Company, but is intended to act and is only authorized to act as a Consultant to provide such Services. The Consultant shall have the sole discretion as to the form, manner and place in which said services shall be rendered. The Consultant shall devote to the Company such time as is deemed appropriate by Company and Consultant under the circumstances.

2. RESPONSIBILITIES OF CONSULTANT. Consultant understands and agrees that it shall be responsible for the successful completion of the following tasks during the engagement period, and that in the event said tasks are not completed to the mutual satisfaction of both Company and Consultant, payment of all compensation under Section 3 herein shall be suspended until said tasks are completed.

a)Services. Financial matters, etc.

3. COMPENSATION PROVIDED BY COMPANY. For the services to be rendered and performed by the Consultant during the Engagement Period, the Company agrees to pay the Consultant as good, valuable and sufficient consideration under this Consulting Agreement:

a) Base Consulting Fee. Consultant shall be entitled to receive a base Consulting fee of $50.00 per hour, payable in the common stock of the Company at fair market value per share. Fair market value shall be defined as:

(i)
if the Company's securities are publicly traded: the greater of the Company's Closing Bid price on the national exchange where it securities are listed for trading; or
(ii)
if the Company's securities are privately held: the selling price of the Company's common stock in its last sale to an outside party.

Said fee shall be paid to Consultant in full at the completion of this Agreement, unless Consultant"s engagement is terminated earlier pursuant to Section 9 of this Agreement, in which case Consultant"s accrued fees are due and payable upon termination.

b) Incentive Compensation. If the parties determine certain projects related to the Agreement warrant separate incentive-based compensation, then such compensation shall be set forth in writing and executed by the Company's President.

c) Special Projects. From time to time, if the Company's Board of Directors determines that a special project exists which may require management consulting services beyond the scope intended by this Agreement, the Company agrees to allow Consultant the opportunity to provide such services for additional compensation as determined between the parties. Any such arrangement will be set forth in writing and executed by the Company's President.

4. ENGAGEMENT PERIOD. That this Agreement shall commence on the date of its final execution and remain in effect, (unless earlier terminated under the provisions of this Agreement) on an ongoing basis until revoked.

5. INVENTIONS. Consultant hereby agrees to transfer and assign to the Company, all right title and interest in and to all inventions, ideas, disclosures, and improvements in the areas of virtual business organizational management and delivery of business services via the Internet, whether patented or unpatented, and any copyrightable material made or conceived by Consultant, solely or jointly, or in whole or in part, during the period of this agreement.

Consultant will communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and, whether during the term hereof or thereafter, Consultant shall execute and deliver to the Company such formal transfers and assignments, and such other papers and documents as may be required of Consultant to permit the Company or any persons or entity designated by the Company to file and prosecute the patent applications, and, as to copyrightable material to obtain the copyright thereon.

Any invention by Consultant made within one year of the termination of its engagement with the Company, shall be deemed to fall within the provisions of this agreement unless Consultant shall prove that said invention was first conceived and made following such termination.

6. COMPETITION. During the term hereof and for a period of one year thereafter, Consultant shall not compete, directly or indirectly with the Company, or interfere with, disrupt or attempt to disrupt, the relationship, contractual or otherwise, between the Company and any customer, client, supplier, Consultant or employee of the company including, without limitation, employing or being an investor (representing more that a 5% equity interest) in, or officer, director, or Consultant to any person or entity which employs any former key or technical employee whose employment with the Company was terminated after the date which is one year prior to the date of termination of the Consultant"s engagement therewith. Any activity competitive with an activity engaged in by the Company shall mean performing services (whether as a Consultant, paid or unpaid, employee, officer, director, partner or sole proprietor) for any person or entity engaged in the business then engaged in by the Company. It is the desire and intent of the parties that the provisions of this agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this agreement shall be adjudicated to be invalid or unenforceable, this agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this agreement in the particular jurisdiction in which the adjudication is made.

7. NONDISCLOSURE. Consultant recognizes and acknowledges that the Company's trade secrets and proprietary information and processes, as they may exist from time to time, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of Agent"s duties hereunder. Consultant will not, during or after its term of engagement by the Company, in whole or in part, disclose such secrets, information or processes to any person, firm, corporation or association or other entity for any reason or purpose whatsoever, nor shall the Consultant make use of any such property for his own purposes or for the benefit of any person, firm, corporation or entity under any circumstances during or after the term of his engagement. These restrictions shall not apply to any such trade secrets, information, and/or processes that are part of the public domain, provided that the Consultant was not the cause, directly or indirectly, of them entering the public domain without the Company's consent. Consultant agrees to hold as the Company's property, all memoranda, books, papers, letters, formulas, data about the Company's clients and/or customers, and all copies thereof and therefrom, in any way related to the Company's business and affairs, whether made by him or otherwise coming into his possession, and upon termination of his engagement with the Company, or on demand made by the Company, at any time, to deliver and surrender all copies of same to the Company.

8. NON-CIRCUMVENTION. Consultant does hereby irrevocably agree not to circumvent, avoid or bypass, directly or indirectly, in order to avoid payments of fees or payments, or otherwise benefit, either financially or otherwise, from information supplied to it or individuals and or business entities introduced to it by Company with regards to the sale of its products and services to its Clients.

9. TERMINATION. This Agreement may be terminated and ended, wholly or as to any primary area of responsibility designated in this Agreement, and/or as to any products or services specified in this Agreement, at any time, with or without cause, by either partyhereto, by 30 day written notice given tothe other of them by mail addressed to the last known address of the party to whom said notice is directed. And upon any termination of this Agreement by either party, Company and Consultant shall remain liable for all sums due the other under the terms described in paragraph 4 hereof. This Agreement may be terminated and ended by Company, at any time, by written notice given to the Consultant, in the event that Company, in its sole discretion determines that Consultant has acted in a manner injurious to the reputation and/or products and services of Company.

10. MODIFICATION OF AGREEMENT. This Agreement may be modified or extended for a like period, at any time in any respect by the mutual consent of Company and Consultant.

11. CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

12. NOTICES. All notices, requests, demands and other communications required under this Agreement, but exclusive of those required during the normal course of ongoing business between the parties, shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States express, certified or registered mail, postage prepaid.

FOR COMPANY:	FOR CONSULTANT:
My Personal Salon, Inc.	Martin Bond, CPA
1407 Broadway, Suite 1206 New York, NY 10018	209 Windwatch Drive Hauppauge,NY 11788

13. ASSIGNMENT. This Agreement shall not be assignable by any party without the prior written consent of the other parties. Nothing contained in this Agreement, express or implied, in intended to confer upon any person or entity other than the parties to this Agreement and their successors and assigns, any rights or remedies under this Agreement unless expressly so stated to the contrary.

14. REMEDIES. Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement is intended to be exclusive, and each party shall have all other remedies now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

15. ARBITRATION. Any controversy or claim relating to this Agreement (other than a request for injunctive relief), including any controversy or claim and any claim for rescission, shall be settled by arbitration in accordance with the then rules of the American Arbitration Association, and judgment upon any reward rendered in such arbitration may be entered in any court having jurisdiction of the matter.

16. ATTORNEY'S FEES AND LITIGATION COSTS. If any arbitration proceeding or other legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and other costs incurred in such arbitration proceeding or other legal action, in addition to any other relief to which it is entitled.

17. ENTIRE AGREEMENT. This Agreement and the exhibits and other documents specifically referred to herein or required to be delivered to pursuant to the terms of this Agreement represent the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements, understandings, discussions, negotiations and commitments of any kind. This Agreement may not be amended or supplemented, nor may any rights hereunder be waived, except in a writing signed by each of the parties affected thereby.

18. SECTION HEADINGS. The section headings in this Agreement are included for convenience only, are not a part of this Agreement and shall not be used in construing it.

19. SEVERABILITY. In the event that any provision or any part of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceablility shall not affect the validity or enforceability of any other provision or part of this Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Independent Consultant Agreement to be extended by its duly authorized officers as of the day and year first above written.

CONSULTANT	COMPANY
MY PERSONAL SALON, INC.
Martin Bond	Stephen Davis
CPA	CEO

EXHIBIT 14

INDEPENDENT AGENCY AGREEMENT

The following terms and conditions define the Agreement by and between My Personal Salon, Inc., a Delaware corporation, ("Company"), and TDM Fashion Inc., a corporation organized in the state of New York ("Agency").

WHEREAS, Agency is an independent sales organization engaged in the business of soliciting orders for sales of products and services, and the Agency desires to be appointed to represent the Company's products and services for sale to Company's clients, and;

WHEREAS, the Company is engaged in the business of providing hair and beauty products and services to consumers, and the Company is willing to make such appointment;

NOW, THEREFORE, that for and in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1)  DEFINITION. Agency is only authorized to act as an agent to: (a) promote the sale of and to solicit orders for the sale of products and services offered for sale by Company, and (b) to solicit, engage, train and manage the activities of other independent sales representatives (the "Sub-Agents") in behalf of the Company. Agency agrees to manage the Sub-Agents and to promote the sales and solicit and obtain orders for sales of said products and services, in specific areas as determined by the Company from time to time. The Agency shall have the sole discretion as to the form, manner and place in which said services shall be rendered. The Agency shall devote to the Company such time as is deemed appropriate by Company and Agency under the circumstances.

2)   COMPENSATION PROVIDED BY COMPANY. For the services, duties and intangibles to be rendered and performed by the Agency during the Engagement Period, the Company agrees to pay the Agency as good, valuable and sufficient consideration the following:

(a) A sales commission of twenty percent (20%) of all gross profits (defined as profits after payment of stylist's fees and product costs) received from the sale of products and services generated by the Agency, and

(b) A sales commission of twenty percent (20%) of the initial payment of marketing fees received by the Company upon execution of agreements with product or service sponsors generated by the Agency, and

(c) A management fee of two percent (2%) of all revenue received from the sale of products and services generated by Sub-Agents, or other sales representatives, and

(d) The grant of the right, privilege and option to purchase Five Hundred Thousand (500,000) shares of the Company's common stock (the "Options") at Fifty Cents ($0.50) per share ("Grant of Options") Said Grant of Options shall be made in the following installments: One Hundred Thousand (100,000) shares at the end of each consecutive calendar quarter of continuous engagement for the first three quarters, and Two Hundred Thousand (200,000) shares after the completion of the fourth consecutive calendar quarter of continuous engagement under this agreement. The Options shall be exercisable commencing with the second anniversary of the date of this agreement and shall expire on the third anniversary of this agreement. Within ninety (90) days of the date of this agreement, the Company shall submit to the Agency an Incentive Stock Option Agreement which will include all of said terms, including the provisions of Section 5 herein.

3)   TERMS OF COMPENSATION. Agency further understands and agrees as follows: (a) that commissions, at the aforesaid rate, are earned by and payable to Agency only on orders which were solicited and obtained by Agency, and after receipt by the Company of payment for said orders from Clients, (b) that such commissions are earned by Agency on orders which are acceptable and approved by Company, and Company reserves and is entitled, at its sole discretion, to determine whether an order is acceptable or whether the same shall be refused and rejected, and Company shall also be entitled to determine and fix the date of delivery; (c) that in the event any Client is credited for the return of merchandise upon any grounds which Company in its sole discretion, determines proper, any commissions credited or paid to Agency thereon shall be deducted from any and all commissions thereafter that should become payable to said Agency and any commission paid, advanced or credited to Agency on accounts which are thereafter deemed by Company as uncollectible shall be deducted from any commissions thereafter to be payable to said Agency; (d) that all orders for said products and services so obtained by Agency shall be sent directly to Company for acceptance or rejection, and Agency shall have no right or authority to accept or purport to accept or approve any such order or orders on behalf of Company, and only after Company has received such order shall it be determined whether same are acceptable or rejected.

4)  COLLECTION OF ACCOUNTS. Agency agrees that in the event that a Client account is thirty days or more in arrears, Company has the sole discretion to close the account and/or to utilize external means to enforce payment of said account, including the use of collection agencies or litigation. In the event that external collection means are used by Company, Agency understands and agrees that it may participate in the collection proceedings or withdraw from the account under the following terms and conditions: (a) maintain ownership of the commissions owed by contributing to Company a percentage of collection costs corresponding to the percentage of commission owed on the project, or; (b) surrender ownership of commissions due by refusing to contribute to the cost of collection of the account.

5)   RESTRICTIONS ON TRANSFER. Except as otherwise provided for in this Section Agency shall not sell, assign, encumber or otherwise dispose of any of the Options, any of the shares underlying the Options, or any right or interest therein, now owned or hereafter acquired by her for a period of two years from the date of this Agreement. For purposes of this provision, the making by Agency of an assignment for the benefit of creditors or the entering into of any composition agreement with creditors by Agency shall be deemed a prohibited transfer.

6)   MANDATORY BUY SELL PROVISIONS.

a)      Triggering Events. Upon the occurrence of any of the following events (a "Triggering Event"), the Company shall terminate the Options, or if the Agency has purchased and validly owns shares underlying the Options (the "Shares"), the Company shall purchase and Agency shall sell, all of the Shares then held by the Agency:

i)
The termination or cancellation of this Agreement, or
ii)
The termination or winding up of business activities by the Agency, or
iii)
The death of Tania Monla, or
iv)
The filing of a voluntary or involuntary petition in bankruptcy by or in respect to the Agency (other than an involuntary petition which is dismissed within 60 days), or
v)
The filing or commencing of a dissolution of marriage proceeding by or involving a principal of the Agency.

b)       Optional Purchase of Shares by Shareholders. If, pursuant to Delaware law, the Company is prevented from purchasing some or all of the Shares, then the Company shall purchase so many of the Shares as it legally may, following which Stephen Davis, George Lois, Avrham Paravi and Vincent C. Hickman (the "Transferee Shareholders") shall have the option to purchase the remaining Shares. The purchase option shall be allocated among the Transferee Shareholders in such proportions as may be agreed upon by them, or in the absence of such an agreement, ratably to them in accordance with their respective Stock ownership of the Company. In addition, should any Transferee Shareholder(s) elect not to purchase his pro rate portion of such remaining Shares, then the other Transferee Shareholder(s) may purchase such Shares as provided herein.

c)       Purchase Price of Shares. The purchase price per share of the Shares subject to purchase by reason of Section 6(a)(i-iv) hereof shall be the "Fair Market Value" of the Company as of the date of the Triggering Event, divided by the number of issued and outstanding Shares of the Corporation's Common Stock as of that same date. For purposes of this Agreement, the Fair Market Value of the Corporation shall be defined as the greater of (a) the sum of the Company's assets minus its liabilities, or (b) if the shares underlying the options are freely tradable, the ten day average Bid price of the Company's common stock on any regional or national exchange where its securities may trade on the date of the Triggering Event, or (c) if the shares underlying the options are restricted, the sum of fifty percent (50%) of the ten day average Bid price of the Company's common stock on any regional or national exchange where its securities may trade on the date of the Triggering Event

d)       Time and Terms of Purchase. The purchase price of Shares under this Section 2 shall be paid to Agency or other person entitled to receive said payment. The Company or Transferee Shareholders, as the case may be, may elect to pay the balance of the purchase price either in cash or by promissory note accruing interest at the U.S. Bank Prime Rate and payable in full within 360 days.

e)       Delivery of Shares. The transfer of said Shares shall be concluded at a closing within thirty (30) days after the establishment of a value for said Shares as provided in Section 2(c), above. Against the receipt of payment of the purchase price, Agency shall deliver to the Company or the Transferee Shareholders the certificates representing the Shares, which certificates shall be duly endorsed for transfer.

7)   ENGAGEMENT PERIOD. That this Agreement shall commence on the date of its final execution and remain in effect, (unless earlier terminated under the provisions of this Agreement) on an ongoing basis for the period of two years.

8)   CANCELLATION. This Agreement may be terminated and ended, at any time, with or without cause, by Agency, by thirty (30) day written notice given to the Company by mail, courier or electronic mail addressed to the last known address of the Company or electronic mail address of its Chief Executive Officer. And upon any termination of this Agreement by either party, Company and Agency shall remain liable for all sums due the other under the terms described in Section 3 hereof. This Agreement may be terminated and ended by Company, at any time, by written notice given to the Agency, in the event that Company, in its sole discretion determines that Agency has acted in a manner injurious to the reputation and/or products and services of Company.

9)   NON-CIRCUMVENTION. Agency does hereby irrevocably agree not to circumvent, avoid or bypass Company, either directly or indirectly, in order to avoid payments of fees, or otherwise benefit, either financially or otherwise, from information supplied to it by Company, or through any form of relationship with the Company's Clients, Suppliers or representatives.

10)   NON-COMPETITION. During the term hereof and for a period of one year thereafter, Agency shall not compete, directly or indirectly with the Company, or interfere with, disrupt or attempt to disrupt, the relationship, contractual or otherwise, between the Company and any customer, client, supplier, consultant or employee of the company, including, without limitation, employing or being an investor (representing more that a 5% equity interest) in, or officer, director, or consultant to any person or entity which employs any former key or technical employee whose employment with the Company was terminated after the date which is one year prior to the date of termination of the Agency"s engagement therewith. Any activity competitive with an activity engaged in by the Company shall mean performing services (whether as a consultant, paid or unpaid, employee, officer, director, partner or sole proprietor) for any person or entity engaged in the business then engaged in by the Company. It is the desire and intent of the parties that the provisions of this agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this agreement shall be adjudicated to be invalid or unenforceable, this agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this agreement in the particular jurisdiction in which the adjudication is made.

11)   NONDISCLOSURE. Agency recognizes and acknowledges that the Company's trade secrets and proprietary information and processes, as they may exist from time to time, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of Agency"s duties hereunder. Agency will not, during or after his term of engagement by the Company, in whole or in part, disclose such secrets, information or processes to any person, firm, corporation or association or other entity for any reason or purpose whatsoever, nor shall the Agency make use of any such property for his own purposes or for the benefit of any person, firm, corporation or entity under any circumstances during or after the term of his engagement. These restrictions shall not apply to any such trade secrets, information, and/or processes that are part of the public domain, provided that the Agency was not the cause, directly or indirectly, of them entering the public domain without the Company's consent. Agency agrees to hold as the Company's property, all memoranda, books, papers, letters, formulas, data about the Company's clients and/or customers, and all copies thereof and therefrom, in any way related to the Company's business and affairs, whether made by him or otherwise coming into his possession, and upon termination of his engagement with the Company, or on demand made by the Company, at any time, to deliver and surrender all copies of same to the Company.

12)   NOTICES. All communications required under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States express, certified or registered mail, postage prepaid to the corporate headquarters of Company and the legal mailing address of Agency.

13)   Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws applied thereby. The parties hereby agree that any disputes arising hereunder shall be brought before any court of competent jurisdiction sitting in the Borough of Manhattan, State of New York.

14)   ATTORNEY'S FEES AND LITIGATION COSTS. If any arbitration proceeding or other legal action is brought for the enforcement of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and other costs incurred in such arbitration proceeding or other legal action, in addition to any other relief to which it is entitled.

15)   ENTIRE AGREEMENT. This Agreement represents the entire Agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, discussions, negotiations and commitments of any kind. This Agreement may not be amended or supplemented, nor may any rights hereunder be waived, except in a writing signed by each of the parties affected thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Independent Agency Agreement as of the day and year written below.

My Personal Salon, Inc.	Agency
Stephen Davis, Chief Executive Officer	Tania Monla
August 20, 2001	August 20, 2001

EXHIBIT 15

ADVERTISING AGREEMENT

The following terms and conditions define the Agreement by and between My Personal Salon, Inc., a Delaware corporation, ("Company"), and Virtual Internet Services, Inc., a corporation organized in the state of California ("Agency").

WHEREAS, Agency is an Internet and telemarketing organization engaged in the business of (a) hosting and maintaining corporate websites; (b) operating an Internet Yellow Pages directory at www.vypd.com; and (c) soliciting orders for sales of products and services through telemarketing representatives, and the Agency desires to be appointed to provide these services to the Company, and;

WHEREAS, the Company is engaged in the business of providing hair and beauty products and services to consumers, and the Company is willing to make such appointment;

NOW, THEREFORE, that for and in consideration of the mutual promises contained herein, the parties hereto agree as follows:

5)       RESPONSIBILITIES OF AGENCY. Agency is only authorized to act as an agent to:

a)
Host and maintain the Company's website and email at www.mypersonalsalon.com , and
b)
Upgrade the design and usability of the Company's website, and
c)
Provide regularly scheduled updates to the website to maintain a unique user experience, and
d)
Place Company advertising in aggressive rotation throughout targeted areas of the www.vypd.com website, and
e)
Engage in one, one week telemarketing campaign per quarter in behalf of and at the direction of the Company, and
f)
Provide operational and customer service support for all Internet sales.

6)       COMPENSATION PROVIDED BY COMPANY. For the services, duties and intangibles to be rendered and performed by the Agency during the Engagement Period, the Company agrees to pay the Agency as good, valuable and sufficient consideration the following:

a)
The sum of 668,558 shares of the Company's common stock, subject to piggyback registration rights pursuant to Section 3 herein. The parties agree that the value of the shares shall be $50,141.85, and that the transfer of the shares shall reflect advance payment for the monthly services provided by VIS to the Company as described in Section 1(a)-(d), and
b)
A sales commission of twenty percent (20%) of all revenue received from the sale of products and services generated by the telemarketing campaigns, and
c)
An operational and customer support fee of five percent (5%) of all revenue received from all Internet sales of the products and services.

7)       PIGGY BACK REGISTRATION RIGHTS. Agency is granted piggy-back registration rights on any Registration Statement filings made by the Company provided, however, that such piggy-back registration rights shall terminate after the date which is one year after the date that the first such Registration Statement covering the Registrable Securities is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent.

8)       TERMS OF COMPENSATION. Agency further understands and agrees as follows: (a) that commissions, at the aforesaid rate, are earned by and payable to Agency only on orders which were solicited and obtained by Agency, and after receipt by the Company of payment for said orders from Clients, (b) that such commissions are earned by Agency on orders which are acceptable and approved by Company, and Company reserves and is entitled, at its sole discretion, to determine whether an order is acceptable or whether the same shall be refused and rejected, and Company shall also be entitled to determine and fix the date of delivery; (c) that in the event any Client is credited for the return of merchandise upon any grounds which Company in its sole discretion, determines proper, any commissions credited or paid to Agency thereon shall be deducted from any and all commissions thereafter that should become payable to said Agency and any commission paid, advanced or credited to Agency on accounts which are thereafter deemed by Company as uncollectible shall be deducted from any commissions thereafter to be payable to said Agency; (d) that all orders for said products and services so obtained by Agency shall be sent directly to Company for acceptance or rejection, and Agency shall have no right or authority to accept or purport to accept or approve any such order or orders on behalf of Company, and only after Company has received such order shall it be determined whether same are acceptable or rejected.

9)       COLLECTION OF ACCOUNTS. Agency agrees that in the event that a Client account is thirty days or more in arrears, Company has the sole discretion to close the account and/or to utilize external means to enforce payment of said account, including the use of collection agencies or litigation. In the event that external collection means are used by Company, Agency understands and agrees that it may participate in the collection proceedings or withdraw from the account under the following terms and conditions: (a) maintain ownership of the commissions owed by contributing to Company a percentage of collection costs corresponding to the percentage of commission owed on the project, or; (b) surrender ownership of commissions due by refusing to contribute to the cost of collection of the account.

10)       ENGAGEMENT PERIOD. That this Agreement shall commence on the date of its final execution and remain in effect, (unless earlier terminated under the provisions of this Agreement) on an ongoing basis for the period of one year.

11)       CANCELLATION. That this Agreement may be terminated only by the mutual consent of both parties. In the event of any default of any material obligation by or owed by a party pursuant to this Agreement, then the other party may provide written notice of such default and if such default is not cured within thirty (30) days of the written notice, then the non-defaulting party may terminate this Agreement. Upon termination of the Agreement due to default by VIS, VIS shall transfer, assign and make available to Company all property and materials in its possession, subject to Company's payment of all amounts due to VIS, pursuant to Section 4 of this Agreement.

12)       NON-CIRCUMVENTION. Agency does hereby irrevocably agree not to circumvent, avoid or bypass Company, either directly or indirectly, in order to avoid payments of fees, or otherwise benefit, either financially or otherwise, from information supplied to it by Company, or through any form of relationship with the Company's Clients, Suppliers or representatives.

13)       NON-COMPETITION. During the term hereof and for a period of one year thereafter, Agency shall not compete, directly or indirectly with the Company, or interfere with, disrupt or attempt to disrupt, the relationship, contractual or otherwise, between the Company and any customer, client, supplier, consultant or employee of the company, including, without limitation, employing or being an investor (representing more that a 5% equity interest) in, or officer, director, or consultant to any person or entity which employs any former key or technical employee whose employment with the Company was terminated after the date which is one year prior to the date of termination of the Agency"s engagement therewith. Any activity competitive with an activity engaged in by the Company shall mean performing services (whether as a consultant, paid or unpaid, employee, officer, director, partner or sole proprietor) for any person or entity engaged in the business then engaged in by the Company. It is the desire and intent of the parties that the provisions of this agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this agreement shall be adjudicated to be invalid or unenforceable, this agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this agreement in the particular jurisdiction in which the adjudication is made.

14)       NONDISCLOSURE. Agency recognizes and acknowledges that the Company's trade secrets and proprietary information and processes, as they may exist from time to time, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of Agency"s duties hereunder. Agency will not, during or after his term of engagement by the Company, in whole or in part, disclose such secrets, information or processes to any person, firm, corporation or association or other entity for any reason or purpose whatsoever, nor shall the Agency make use of any such property for his own purposes or for the benefit of any person, firm, corporation or entity under any circumstances during or after the term of his engagement. These restrictions shall not apply to any such trade secrets, information, and/or processes that are part of the public domain, provided that the Agency was not the cause, directly or indirectly, of them entering the public domain without the Company's consent. Agency agrees to hold as the Company's property, all memoranda, books, papers, letters, formulas, data about the Company's clients and/or customers, and all copies thereof and therefrom, in any way related to the Company's business and affairs, whether made by him or otherwise coming into his possession, and upon termination of his engagement with the Company, or on demand made by the Company, at any time, to deliver and surrender all copies of same to the Company.

15)      NOTICES. All communications required under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States express, certified or registered mail, postage prepaid to the corporate headquarters of Company and the legal mailing address of Agency.

16)      GOVERNING LAW; VENUE This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the principles of conflicts of laws applied thereby. The parties hereby agree that any disputes arising hereunder shall be brought before any court of competent jurisdiction sitting in the County of Orange, State of California.

17)       ATTORNEY'S FEES AND LITIGATION COSTS. If any arbitration proceeding or other legal action is brought for the enforcement of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and other costs incurred in such arbitration proceeding or other legal action, in addition to any other relief to which it is entitled.

18)       ENTIRE AGREEMENT. This Agreement represents the entire Agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, discussions, negotiations and commitments of any kind. This Agreement may not be amended or supplemented, nor may any rights hereunder be waived, except in a writing signed by each of the parties affected thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Independent Agency Agreement as of the day and year written below.

My Personal Salon, Inc.	Agency
Stephen Davis, CEO, September 2,2001	David Rice, Sr. Vice President, September 2, 2001

EXHIBIT 16

Thomas M. Jones
Attorney at Law

5404 Alton Parkway, Suite 5A-483	Phone(949) 975-1199
Irvine, CA 92604	Fax (949) 559-0250

September 24, 2001

Board of Directors
My Personal Salon, Inc.
1407 Broadway, Suite 1206
New York, NY 10018

Re:
Form SB-2 Registration Statement
6,000,000 shares of Common Stock at $0.10 per share

Ladies and Gentlemen:

I reviewed the Certificate of Formation of My Personal Salon, LLC; Certificate of Incorporation of My Personal Salon.com, Inc.; Share Purchase Agreement and Plan of Reorganization by and between My Personal Salon, LLC and My Personal Salon.com, Inc.; Certificate of Merger of My Personal Salon LLC and My Personal Salon.com, Inc.; Certificate of Amendment of Certificate of Incorporation of My Personal Salon.com, Inc.; and the By-Laws of My Personal Slaon, Inc., Corporate Proceedings and other documents of My Personal Salon, Inc, ("Company"). Based upon the foregoing, it is my opinion that the securities being registered with the Securities and Exchange Commission pursuant to the Form SB-2 Registration Statement will, when sold, be legally issued, full paid and non-assessable.

No consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid authorization, issuance or sale of the shares hereunder, except as such may be required under the Securities Act of 1933, as amended, or state securities or Blue Sky laws.

I consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement, and further consent to the reference made to me under the caption, "Legal Proceedings" in the Prospectus constituting a part of such Registration Statement. Nothing contained herein shall be considered as an opinion that I am deemed an expert within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

Thomas M. Jones
TMJ:rm

EXHIBIT 17

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the inclusion in the Registration Statement on Form SB-2 of My Personal Salon, Inc. of our report for the period from November 9, 2000 (inception) to June 30, 2001, dated September 18, 2001, relating to the financial statements of My Personal Salon, Inc. and to the reference to our firm under the captions "Experts" in the above-referenced prospectus.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
October 12, 2001

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